Exhibit 10.01

IMPERVA, INC.

2011 Stock Option and Incentive Plan

(as amended through April 26, 2017)

1. PURPOSE. The purpose of this Plan is to provide incentives to attract, retain and motivate eligible persons whose present and potential contributions are important to the success of the Company, and any Parents and Subsidiaries that exist now or in the future, by offering them an opportunity to participate in the Company’s future performance through the grant of Awards. Capitalized terms not defined elsewhere in the text are defined in Section 27.

2. SHARES SUBJECT TO THE PLAN.

2.1 Number of Shares Available. Subject to Section 2.5 and any other applicable provisions hereof, the total number of Shares reserved and available for grant and issuance pursuant to this Plan is 8,086,237 Shares, which includes the reserved shares not issued or subject to outstanding grants under the Company’s 2003 Stock Plan (together with any subplans and addenda adopted thereunder, the “Prior Plan”) on the Effective Date that were made available for gran under this Plan on the Effective Date, plus any (a) shares that are subject to stock options granted under the Prior Plan that cease to be subject to such stock options after the Effective Date (other than by exercise and other than shares that are withheld to pay the exercise or purchase price for such shares or to satisfy any tax withholding obligations in connection with such shares), (b) shares issued under the Prior Plan before or after the Effective Date pursuant to the exercise of stock options that are, after the Effective Date, forfeited, and (c) shares issued under the Prior Plan that are repurchased by the Company at the original issue price.

2.2 Lapsed, Returned Awards. Shares subject to Awards, and Shares issued under this Plan under any Award, will again be available for grant and issuance in connection with subsequent Awards under this Plan to the extent such Shares: (a) are subject to issuance upon exercise of an Option or SAR granted under this Plan but which cease to be subject to the Option or SAR for any reason other than exercise of the Option or SAR; (b) are subject to Awards granted under this Plan that are forfeited or are repurchased by the Company at the original issue price; (c) are subject to Awards granted under this Plan that otherwise terminate without such Shares being issued; or (d) are surrendered pursuant to an Exchange Program and permitted to be returned to the Plan. The following Shares may not again be made available for future grant and issuance as Awards under the Plan: (i) Shares that are withheld to pay the exercise or purchase price of an Option or SAR or to satisfy any tax withholding obligations in connection with an Option or SAR, (ii) Shares not issued or delivered as a result of the net settlement of an outstanding Option or SAR or (iii) shares of the Company’s Common Stock repurchased on the open market with the proceeds of an Option exercise price. To the extent an Award under this Plan is paid out in cash rather than Shares, such cash payment will not result in reducing the number of Shares available for issuance under this Plan. Shares used to satisfy the tax withholding obligations related to an Award that is not an Option or SAR will become available for future grant or sale under this Plan. For the avoidance of doubt, Shares that otherwise become available for grant and issuance because of the provisions of this Section 2.2 shall not include Shares subject to Awards that initially became available because of the substitution clause in Section 21.2 hereof.

2.3 Minimum Share Reserve. At all times the Company shall reserve and keep available a sufficient number of Shares as shall be required to satisfy the requirements of all outstanding Awards granted under this Plan.

2.4 Limitations. No more than 20,000,000 Shares shall be issued pursuant to the exercise of ISOs.

2.5 Adjustment of Shares. If the number of outstanding Shares is changed by a stock dividend, an extraordinary cash dividend, recapitalization, spin-off, stock split, reverse stock split, subdivision, combination, reclassification or similar change in the capital structure of the Company, without consideration, then (a) the number of Shares reserved for issuance and future grant under this Plan set forth in Section 2.1, (b) the Exercise Prices of and number of Shares subject to outstanding Options and SARs, (c) the number of Shares subject to other outstanding Awards, (d) the maximum number of shares that may be issued as ISOs set forth in Section 2.4, (e) the maximum number of Shares that may be issued to an individual or to a new Employee in any one calendar year set forth in Section 3 and (f) the number of Shares that are granted as Awards to Non-Employee Directors as set forth in Section 12, shall be proportionately adjusted, subject to any required action by the Board or the stockholders of the Company and in compliance with applicable securities laws; provided that fractions of a Share will not be issued.

3. ELIGIBILITY. ISOs may be granted only to Employees. All other Awards may be granted to Employees, Consultants, Directors and Non-Employee Directors of the Company or any Parent or Subsidiary of the Company; provided such Consultants, Directors and Non‑Employee Directors render bona fide services not in connection with the offer and sale of securities in a capital-raising transaction. No Participant will be eligible to receive or be granted more than 500,000 Shares in any calendar year under this Plan pursuant to the grant of Awards except that new Employees of the Company or of a Parent or Subsidiary of the Company (including new Employees who are also officers and directors of the Company or any Parent or Subsidiary of the Company) are eligible to receive or be granted up to a maximum of 1,000,000 Shares in the calendar year in which they commence their employment.

4. ADMINISTRATION.

4.1 Committee Composition; Authority. This Plan will be administered by the Committee or by the Board acting as the Committee. Subject to the general purposes, terms and conditions of this Plan, and to the direction of the Board, the Committee will have full power to implement and carry out this Plan, except, however, the Board shall establish the terms for the grant of an Award to Non-Employee Directors. The Committee will have the authority to:

(a) construe and interpret this Plan, any Award Agreement and any other agreement or document executed pursuant to this Plan;

(b) prescribe, amend and rescind rules and regulations relating to this Plan or any Award;

(c) select persons to receive Awards;

(d) subject to Section 4.6, determine the form and terms and conditions, not inconsistent with the terms of this Plan, of any Award granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Awards may be exercised or settled (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, the method to satisfy tax withholding obligations or any other tax liability legally due and any restriction or limitation regarding any Award or the Shares relating thereto, based in each case on such factors as the Committee will determine;

(e) determine the number of Shares or other consideration subject to Awards;

(f) determine the Fair Market Value in good faith, if necessary;

(g) determine whether Awards will be granted singly, in combination with, in tandem with, in replacement of, or as alternatives to, other Awards under this Plan or any other incentive or compensation plan of the Company or any Parent or Subsidiary of the Company;

(h) grant waivers of Plan or Award conditions;

(i) subject to Section 4.6, determine the vesting, exercisability and payment of Awards;

(j) correct any defect, supply any omission or reconcile any inconsistency in this Plan, any Award or any Award Agreement;

(k) determine whether an Award has been earned;

(l) determine the terms and conditions of any, and to institute any Exchange Program approved by shareholders;

(m) reduce or waive any criteria with respect to Performance Factors;

(n) adjust Performance Factors to take into account changes in law and accounting or tax rules as the Committee deems necessary or appropriate to reflect the impact of extraordinary or unusual items, events or circumstances to avoid windfalls or hardships provided that such adjustments are consistent with the regulations promulgated under Section 162(m) of the Code with respect to persons whose compensation is subject to Section 162(m) of the Code; and

(o) delegate any of the foregoing to a subcommittee consisting of one or more officers pursuant to a specific delegation as permitted by applicable law; and

(p) make all other determinations necessary or advisable for the administration of this Plan.

4.2 Committee Interpretation and Discretion. Any determination made by the Committee with respect to any Award shall be made in its sole discretion at the time of grant of the Award or, unless in contravention of any express term of this Plan or Award, at any later time, and such determination shall be final and binding on the Company and all persons having an interest in any Award under this Plan. Any dispute regarding the interpretation of this Plan or any Award Agreement shall be submitted by the Participant or Company to the Committee for review. The resolution of such a dispute by the Committee shall be final and binding on the Company and the Participant. The Committee may delegate to one or more executive officers the authority to review and resolve disputes with respect to Awards held by Participants who are not Insiders, and such resolution shall be final and binding on the Company and the Participant.

4.3 Section 162(m) of the Code and Section 16 of the Exchange Act. When necessary or desirable for an Award to qualify as “performance-based compensation” under Section 162(m) of the Code, the Committee shall include at least two persons who are “outside directors” (as defined under Section 162(m) of the Code) and at least two (or a majority if more than two then serve on the Committee) such “outside directors” shall approve the grant of such Award and timely determine (as applicable) the Performance Period and any Performance Factors upon which vesting or settlement of any portion of such Award is to be subject. When required by Section 162(m) of the Code, prior to settlement of any such Award at least two (or a majority if more than two then serve on the Committee) such “outside directors” then serving on the Committee shall determine and certify in writing the extent to which such Performance Factors have been timely achieved and the extent to which the Shares subject to such Award have thereby been earned. Awards granted to Participants who are subject to Section 16 of the Exchange Act must be approved by two or more “non-employee directors” (as defined in the regulations promulgated under Section 16 of the Exchange Act). With respect to Participants whose compensation is subject to Section 162(m) of the Code, and provided that such adjustments are consistent with the regulations promulgated under Section 162(m) of the Code, the Committee may adjust the performance goals to account for changes in law and accounting and to make such adjustments as the Committee deems necessary or appropriate to reflect the impact of extraordinary or unusual items, events or circumstances to avoid windfalls or hardships, including without limitation (i) restructurings, discontinued operations, extraordinary items, and other unusual or non-recurring charges, (ii) an event either not directly related to the operations of the Company or not within the reasonable control of the Company’s management, or (iii) a change in accounting standards required by generally accepted accounting principles.

4.4 Foreign Award Recipients. Notwithstanding any provision of this Plan to the contrary, in order to comply with the laws in other countries in which the Company and its Subsidiaries operate or have employees or other individuals eligible for Awards, the Committee, in its sole discretion, shall have the power and authority to: (a) determine which Subsidiaries shall be covered by this Plan; (b) determine which individuals outside the United States are eligible to participate in this Plan; (c) modify the terms and conditions of any Award granted to individuals outside the United States to comply with applicable foreign laws; (d) establish subplans and modify exercise procedures and other terms and procedures, to the extent the Committee determines such actions to be necessary or advisable (and such subplans and/or modifications shall be attached to this Plan as appendices); provided, however, that no such subplans and/or modifications shall increase the share limitations contained in this Plan; and (e) take any action, before or after an Award is made, that the Committee determines to be necessary or advisable to obtain approval or comply with any local governmental regulatory exemptions or approvals. Notwithstanding the foregoing, the Committee may not take any actions hereunder, and no Awards shall be granted, that would violate the Exchange Act or any other applicable United States securities law, the Code, or any other applicable United States governing statute or law.

4.5 Documentation. The Award Agreement for a given Award, this Plan and any other documents may be delivered to, and accepted by, a Participant or any other person in any manner (including electronic distribution or posting) that meets applicable legal requirements.

4.6 Vesting Limitations. Awards granted to Participants shall not provide for any vesting prior to at least twelve (12) months from grant. Notwithstanding the foregoing, the Committee may permit (i) acceleration of vesting of Awards in the event of the Participant’s death or Disability, or in the event of a Corporate Transaction and (ii) the vesting of Awards prior to twelve (12) months from grant provided Shares subject to such Awards do not exceed an aggregate of five percent (5%) of the Shares authorized for grant under the Plan.

5. OPTIONS. The Committee may grant Options to Participants and will determine whether such Options will be Incentive Stock Options within the meaning of the Code (“ISOs”) or Nonqualified Stock Options (“NQSOs”), the number of Shares subject to the Option, the Exercise Price of the Option, the period during which the Option may be exercised, and all other terms and conditions of the Option, subject to the following:

5.1 Option Grant. Each Option granted under this Plan will identify the Option as an ISO or an NQSO. An Option may be, but need not be, awarded or vested upon satisfaction of such Performance Factors during any Performance Period as are set out in advance in the Participant’s individual Award Agreement. If the Option is being earned upon the satisfaction of Performance Factors, then the Committee will: (a) determine the nature, length and starting date of any Performance Period for each Option; and (b) select from among the Performance Factors to be used to measure the performance, if any. Performance Periods may overlap and Participants may participate simultaneously with respect to Options that are subject to different performance goals and other criteria.

5.2 Date of Grant. The date of grant of an Option will be the date on which the Committee makes the determination to grant such Option, or a specified future date. The Award Agreement and a copy of this Plan will be delivered to the Participant within a reasonable time after the granting of the Option.

5.3 Exercise Period. Options may be exercisable within the times or upon the conditions as set forth in the Award Agreement governing such Option; provided, however, that no Option will be exercisable after the expiration of ten (10) years from the date the Option is granted; and provided further that no ISO granted to a person who, at the time the ISO is granted, directly or by attribution owns more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any Parent or Subsidiary of the Company (“Ten Percent Stockholder”) will be exercisable after the expiration of five (5) years from the date the ISO is granted. The Committee also may provide for Options to become exercisable at one time or from time to time, periodically or otherwise, in such number of Shares or percentage of Shares as the Committee determines.

5.4 Exercise Price. The Exercise Price of an Option will be determined by the Committee when the Option is granted; provided that: (i) the Exercise Price of an ISO will be not less than one hundred percent (100%) of the Fair Market Value of the Shares on the date of grant and (ii) the Exercise Price of any ISO granted to a Ten Percent Stockholder will not be less than one hundred ten percent (110%) of the Fair Market Value of the Shares on the date of grant. Payment for the Shares purchased must be made in accordance with Section 11 and the Award Agreement and in accordance with any procedures established by the Company. The Exercise Price of a NQSO may not be less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

5.5 Method of Exercise. Any Option granted hereunder will be exercisable according to the terms of this Plan and at such times and under such conditions as determined by the Committee and set forth in the Award Agreement. An Option may not be exercised for a fraction of a Share. An Option will be deemed exercised when the Company receives: (a) notice of exercise (in such form as the Committee may specify from time to time) from the person entitled to exercise the Option, and (b) full payment for the Shares with respect to which the Option is exercised (together with applicable withholding taxes). Full payment may consist of any consideration and method of payment authorized by the Committee and permitted by the Award Agreement and this Plan. Shares issued upon exercise of an Option will be issued in the name of the Participant. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder will exist with respect to the Shares, notwithstanding the exercise of the Option. The Company will issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 2.5 of this Plan. Exercising an Option in any manner will decrease the number of Shares thereafter available, both for purposes of this Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

5.6 Termination. The exercise of an Option will be subject to the following (except as may be otherwise provided in an Award Agreement):

(a) If the Participant is Terminated for any reason except for Cause or the Participant’s death or Disability, then the Participant may exercise such Participant’s Options only to the extent that such Options would have been exercisable by the Participant on the Termination Date no later than three (3) months after the Termination Date (or such shorter time period or longer time period not exceeding five (5) years as may be determined by the Committee, with any exercise beyond three (3) months after the Termination Date deemed to be the exercise of an NQSO), but in any event no later than the expiration date of the Options.

(b) If the Participant is Terminated because of the Participant’s death (or the Participant dies within three (3) months after a Termination other than for Cause or because of the Participant’s Disability), then the Participant’s Options may be exercised only to the extent that such Options would have been exercisable by the Participant on the Termination Date and must be exercised by the Participant’s designee or in the absence of a designee, in the manner set forth in Section 14, no later than twelve (12) months after the Termination Date (or such shorter time period not less than six (6) months or longer time period not exceeding five (5) years as may be determined by the Committee), but in any event no later than the expiration date of the Options.

(c) If the Participant is Terminated because of the Participant’s Disability, then the Participant’s Options may be exercised only to the extent that such Options would have been exercisable by the Participant on the Termination Date and must be exercised by the Participant (or the Participant’s legal representative or guardian) no later than twelve (12) months after the Termination Date (with any exercise beyond (a) three (3) months after the Termination Date when the Termination is for a Disability that is not a “permanent and total disability” as defined in Section 22(e)(3) of the Code, or (b) twelve (12) months after the Termination Date when the Termination is for a Disability that is a “permanent and total disability” as defined in Section 22(e)(3) of the Code, deemed to be exercise of an NQSO), but in any event no later than the expiration date of the Options.

(d) If the Participant is terminated for Cause, then Participant’s Options shall expire on such Participant’s Termination Date, or at such later time and on such conditions as are determined by the Committee, but in any no event later than the expiration date of the Options.

5.7 Limitations on Exercise. The Committee may specify a minimum number of Shares that may be purchased on any exercise of an Option, provided that such minimum number will not prevent any Participant from exercising the Option for the full number of Shares for which it is then exercisable.

5.8 Limitations on ISOs. With respect to Awards granted as ISOs, to the extent that the aggregate Fair Market Value of the Shares with respect to which such ISOs are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds one hundred thousand dollars ($100,000), such Options will be treated as NQSOs. For purposes of this Section 5.8, ISOs will be taken into account in the order in which they were granted. The Fair Market Value of the Shares will be determined as of the time the Option with respect to such Shares is granted. In the event that the Code or the regulations promulgated thereunder are amended after the Effective Date to provide for a different limit on the Fair Market Value of Shares permitted to be subject to ISOs, such different limit will be automatically incorporated herein and will apply to any Options granted after the effective date of such amendment.

5.9 Modification, Extension or Renewal. The Committee may modify, extend or renew outstanding Options and authorize the grant of new Options in substitution therefor, provided that any such action may not, without the written consent of a Participant, impair any of such Participant’s rights under any Option previously granted. Any outstanding ISO that is modified, extended, renewed or otherwise altered will be treated in accordance with Section 424(h) of the Code. Subject to Section 18 of this Plan, by written notice to affected Participants, the Committee may reduce the Exercise Price of outstanding Options without the consent of such Participants; provided, however, that the Exercise Price may not be reduced below the Fair Market Value on the date the action is taken to reduce the Exercise Price.

5.10 No Disqualification. Notwithstanding any other provision in this Plan, no term of this Plan relating to ISOs will be interpreted, amended or altered, nor will any discretion or authority granted under this Plan be exercised, so as to disqualify this Plan under Section 422 of the Code or, without the consent of the Participant affected, to disqualify any ISO under Section 422 of the Code.

6. RESTRICTED STOCK AWARDS.

6.1 Awards of Restricted Stock. A Restricted Stock Award is an offer by the Company to sell to a Participant Shares that are subject to restrictions (“Restricted Stock”). The Committee will determine to whom an offer will be made, the number of Shares the Participant may purchase, the Purchase Price, the restrictions under which the Shares will be subject and all other terms and conditions of the Restricted Stock Award, subject to this Plan.

6.2 Restricted Stock Purchase Agreement. All purchases under a Restricted Stock Award will be evidenced by an Award Agreement. Except as may otherwise be provided in an Award Agreement, a Participant accepts a Restricted Stock Award by signing and delivering to the Company an Award Agreement with full payment of the Purchase Price, within thirty (30) days from the date the Award Agreement was delivered to the Participant. If the Participant does not accept such Award within thirty (30) days, then the offer of such Restricted Stock Award will terminate, unless the Committee determines otherwise.

6.3 Purchase Price. The Purchase Price for a Restricted Stock Award will be determined by the Committee, may be less than Fair Market Value on the date the Restricted Stock Award is granted, and may be zero. Payment of the Purchase Price must be made in accordance with Section 11 of this Plan, and the Award Agreement and in accordance with any procedures established by the Company.

6.4 Terms of Restricted Stock Awards. Restricted Stock Awards will be subject to such restrictions as the Committee may impose or are required by law. These restrictions may be based on completion of a specified number of years of service with the Company or upon completion of Performance Factors, if any, during any Performance Period as set out in advance in the Participant’s Award Agreement. Prior to the grant of a Restricted Stock Award, the Committee shall: (a) determine the nature, length and starting date of any Performance Period for the Restricted Stock Award; (b) select from among the Performance Factors to be used to measure performance goals, if any; and (c) determine the number of Shares that may be awarded to the Participant. Performance Periods may overlap and a Participant may participate simultaneously with respect to Restricted Stock Awards that are subject to different Performance Periods and having different performance goals and other criteria.

6.5 Termination of Participant. Except as may be set forth in the Participant’s Award Agreement, vesting ceases on such Participant’s Termination Date (unless determined otherwise by the Committee).

7. STOCK BONUS AWARDS

7.1 Awards of Stock Bonuses. A Stock Bonus Award is an award to an eligible person of Shares for services to be rendered or for past services already rendered to the Company or any Parent or Subsidiary. All Stock Bonus Awards shall be made pursuant to an Award Agreement. Except as otherwise determined by the Committee, no payment from the Participant will be required for Shares awarded pursuant to a Stock Bonus Award. If the Committee requires payment for Shares awarded pursuant to a Stock Bonus Award, the Purchase Price will be determined by the Committee and may be less than Fair Market Value on the date the Stock Bonus Award is granted. Payment of the Purchase Price must be made in accordance with Section 11 of this Plan, and the Award Agreement and in accordance with any procedures established by the Company.

7.2 Terms of Stock Bonus Awards. The Committee will determine the number of Shares to be awarded to the Participant under a Stock Bonus Award and the restrictions thereon (if any). These restrictions may be based upon completion of a specified number of years of service with the Company or upon satisfaction of performance goals based on Performance Factors during any Performance Period as set out in advance in the Participant’s Stock Bonus Agreement. Prior to the grant of any Stock Bonus Award subject to restrictions or performance goals, the Committee shall: (a) determine the nature, length and starting date of any Performance Period for the Stock Bonus Award; (b) select from among the Performance Factors to be used to measure performance goals; and (c) determine the number of Shares that may be awarded to the Participant. Performance Periods may overlap and a Participant may participate simultaneously with respect to Stock Bonus Awards that are subject to different Performance Periods and different performance goals and other criteria.

7.3 Form of Payment to Participant. Payment may be made in the form of cash, whole Shares, or a combination thereof, based on the Fair Market Value of the Shares earned under a Stock Bonus Award on the date of payment, as determined in the sole discretion of the Committee.

7.4 Termination of Participation. Except as may be set forth in the Participant’s Award Agreement, vesting ceases on such Participant’s Termination Date (unless determined otherwise by the Committee).

8. STOCK APPRECIATION RIGHTS.

8.1 Awards of SARs. A Stock Appreciation Right (“SAR”) is an award to a Participant that may be settled in cash, or Shares (which may consist of Restricted Stock), having a value equal to (a) the difference between the Fair Market Value on the date of exercise over the Exercise Price multiplied by (b) the number of Shares with respect to which the SAR is being settled (subject to any maximum number of Shares that may be issuable as specified in an Award Agreement). All SARs shall be made pursuant to an Award Agreement.

8.2 Terms of SARs. The Committee will determine the terms of each SAR including, without limitation: (a) the number of Shares subject to the SAR; (b) the Exercise Price and the time or times during which the SAR may be settled; (c) the consideration to be distributed on settlement of the SAR; and (d) the effect of the Participant’s Termination on each SAR. The Exercise Price of the SAR will be determined by the Committee when the SAR is granted, and may not be less than Fair Market Value. A SAR may be awarded upon satisfaction of Performance Factors, if any, during any Performance Period as are set out in advance in the Participant’s individual Award Agreement. If the SAR is being earned upon the satisfaction of Performance Factors, then the Committee will: (x) determine the nature, length and starting date of any Performance Period for each SAR; and (y) select from among the Performance Factors to be used to measure the performance, if any. Performance Periods may overlap and Participants may participate simultaneously with respect to SARs that are subject to different Performance Factors and other criteria.

8.3 Exercise Period and Expiration Date. A SAR will be exercisable within the times or upon the occurrence of events determined by the Committee and set forth in the Award Agreement governing such SAR. The SAR Agreement shall set forth the expiration date; provided that no SAR will be exercisable after the expiration of ten (10) years from the date the SAR is granted. The Committee may also provide for SARs to become exercisable at one time or from time to time, periodically or otherwise (including, without limitation, upon the attainment during a Performance Period of performance goals based on Performance Factors), in such number of Shares or percentage of the Shares subject to the SAR as the Committee determines. Except as may be set forth in the Participant’s Award Agreement, vesting ceases on such Participant’s Termination Date (unless determined otherwise by the Committee). Notwithstanding the foregoing, the rules of Section 5.6 also will apply to SARs.

8.4 Form of Settlement. Upon exercise of a SAR, a Participant will be entitled to receive payment from the Company in an amount determined by multiplying (i) the difference between the Fair Market Value of a Share on the date of exercise over the Exercise Price; times (ii) the number of Shares with respect to which the SAR is exercised. At the discretion of the Committee, the payment from the Company for the SAR exercise may be in cash, in Shares of equivalent value, or in some combination thereof. The portion of a SAR being settled may be paid currently or on a deferred basis with such interest or dividend equivalent, if any, as the Committee determines, provided that the terms of the SAR and any deferral satisfy the requirements of Section 409A of the Code.

8.5 Termination of Participation. Except as may be set forth in the Participant’s Award Agreement, vesting ceases on such Participant’s Termination Date (unless determined otherwise by the Committee).

9. RESTRICTED STOCK UNITS.

9.1 Awards of Restricted Stock Units. A Restricted Stock Unit (“RSU”) is an award to a Participant covering a number of Shares that may be settled in cash, or by issuance of those Shares (which may consist of Restricted Stock). All RSUs shall be made pursuant to an Award Agreement.

9.2 Terms of RSUs. The Committee will determine the terms of an RSU including, without limitation: (a) the number of Shares subject to the RSU; (b) the time or times during which the RSU may be settled; and (c) the consideration to be distributed on settlement, and the effect of the Participant’s Termination on each RSU. An RSU may be awarded upon satisfaction of such performance goals based on Performance Factors during any Performance Period as are set out in advance in the Participant’s Award Agreement. If the RSU is being earned upon satisfaction of Performance Factors, then the Committee will: (x) determine the nature, length and starting date of any Performance Period for the RSU; (y) select from among the Performance Factors to be used to measure the performance, if any; and (z) determine the number of Shares deemed subject to the RSU. Performance Periods may overlap and participants may participate simultaneously with respect to RSUs that are subject to different Performance Periods and different performance goals and other criteria.

9.3 Form and Timing of Settlement. Payment of earned RSUs shall be made as soon as practicable after the date(s) determined by the Committee and set forth in the Award Agreement. The Committee, in its sole discretion, may settle earned RSUs in cash, Shares, or a combination of both. The Committee also may permit a Participant to defer payment under a RSU to a date or dates after the RSU is earned provided that the terms of the RSU and any deferral satisfy the requirements of Section 409A of the Code.

9.4 Termination of Participant. Except as may be set forth in the Participant’s Award Agreement, vesting ceases on such Participant’s Termination Date (unless determined otherwise by the Committee).

10. PERFORMANCE SHARES.

10.1 Awards of Performance Shares. A Performance Share Award is an award to a Participant denominated in Shares that may be settled in cash, or by issuance of those Shares (which may consist of Restricted Stock). Grants of Performance Shares shall be made pursuant to an Award Agreement.

10.2 Terms of Performance Shares. The Committee will determine, and each Award Agreement shall set forth, the terms of each award of Performance Shares including, without limitation: (a) the number of Shares deemed subject to such Award; (b) the Performance Factors and Performance Period that shall determine the time and extent to which each award of Performance Shares shall be settled; (c) the consideration to be distributed on settlement, and the effect of the Participant’s Termination on each award of Performance Shares. In establishing Performance Factors and the Performance Period the Committee will: (x) determine the nature, length and starting date of any Performance Period; (y) select from among the Performance Factors to be used; and (z) determine the number of Shares deemed subject to the award of Performance Shares. Prior to settlement the Committee shall determine the extent to which Performance Shares have been earned. Performance Periods may overlap and Participants may participate simultaneously with respect to Performance Shares that are subject to different Performance Periods and different performance goals and other criteria.

10.3 Value, Earning and Timing of Performance Shares. Each Performance Share will have an initial value equal to the Fair Market Value of a Share on the date of grant. After the applicable Performance Period has ended, the holder of Performance Shares will be entitled to receive a payout of the number of Performance Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding Performance Factors or other vesting provisions have been achieved. The Committee, in its sole discretion, may pay earned Performance Shares in the form of cash, in Shares (which have an aggregate Fair Market Value equal to the value of the earned Performance Shares at the close of the applicable Performance Period) or in a combination thereof.

10.4 Termination of Participant. Except as may be set forth in the Participant’s Award Agreement, vesting ceases on such Participant’s Termination Date (unless determined otherwise by the Committee).

11. PAYMENT FOR SHARE PURCHASES.

Payment from a Participant for Shares purchased pursuant to this Plan may be made in cash or by check or, where expressly approved for the Participant by the Committee and where permitted by law (and to the extent not otherwise set forth in the applicable Award Agreement):

(a) by cancellation of Participant’s indebtedness to the Company;

(b) by surrender of shares of the Company held by the Participant that have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Award will be exercised or settled;

(c) by waiver of compensation due or accrued to the Participant for services rendered or to be rendered to the Company or a Parent or Subsidiary of the Company;

(d) by consideration received by the Company pursuant to a broker-assisted or other cashless exercise program implemented by the Company in connection with this Plan;

(e) by any combination of the foregoing; or

(f) by any other method of payment as is permitted by applicable law.

12. GRANTS to Non-Employee directors.

12.1 Types of Awards. Non-Employee Directors are eligible to receive any type of Award offered under this Plan except ISOs. Awards pursuant to this Section 12 may be automatically made pursuant to policy adopted by the Board, or made from time to time as determined in the discretion of the Board. The aggregate number of Shares subject to Awards granted to a Non-Employee Director pursuant to this Section 12 in any calendar year shall not exceed 250,000 shares.

12.2 Eligibility. Awards pursuant to this Section 12 shall be granted only to Non‑Employee Directors. A Non-Employee Director who is elected or re-elected as a member of the Board will be eligible to receive an Award under this Section 12.

12.3 Vesting, Exercisability and Settlement. Except as set forth in Section 21, Awards shall vest, become exercisable and be settled as determined by the Board. With respect to Options and SARs, the exercise price granted to Non-Employee Directors shall not be less than the Fair Market Value of the Shares at the time that such Option or SAR is granted.

13. WITHHOLDING TAXES.

13.1 Withholding Generally. Whenever Shares are to be issued in satisfaction of Awards granted under this Plan, the Company may require the Participant to remit to the Company an amount sufficient to satisfy applicable federal, state, local and international withholding tax requirements prior to the delivery of Shares pursuant to exercise or settlement of any Award. Whenever payments in satisfaction of Awards granted under this Plan are to be made in cash, such payment will be net of an amount sufficient to satisfy applicable federal, state, local and international withholding tax requirements.

13.2 Stock Withholding. The Committee, in its sole discretion and pursuant to such procedures as it may specify from time to time, may require or permit a Participant to satisfy such tax withholding obligation, in whole or in part by (without limitation) (i) paying cash, (ii) electing to have the Company withhold otherwise deliverable cash or Shares having a Fair Market Value equal to the minimum statutory amount required to be withheld, (iii) delivering to the Company already‑owned Shares having a Fair Market Value equal to the minimum amount required to be withheld , or (iv) withholding from the proceeds of the sale of otherwise deliverable Shares acquired pursuant to an Award either through a voluntary sale or through a mandatory sale arranged by the Company. The Fair Market Value of the Shares to be withheld or delivered will be determined as of the date that the taxes are required to be withheld.

14. TRANSFERABILITY. Unless determined otherwise by the Committee, an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution. If the Committee makes an Award transferable, such Award will contain such additional terms and conditions as the Committee deems appropriate. All Awards shall be exercisable: (i) during the Participant’s lifetime only by (A) the Participant, or (B) the Participant’s guardian or legal representative; and (ii) after the Participant’s death, by the Participant’s designee, provided that such designee has been designated prior to the Participant’s death on a form prescribed by the Company. In the absence of any such effective designation, such Awards may be exercised only by the beneficiary designated by the Participant with the largest beneficial interest; or, if there is no single beneficiary with a majority or plurality of interest, the then-acting trustee of the latest revocable trust established by the Participant of which Participant was a beneficiary or, if none, the executors or administrators of the Participant’s estate. No transfer by will or the laws of descent and distribution of any Award shall be effective to bind the Company unless the Committee shall have been furnished with (a) written notice thereof and with a copy of the will and/or such evidence as the Committee may deem necessary to establish the validity of the transfer and (b) an agreement by the transferee to comply with all the terms and conditions of the Award that are or would have been applicable to the Participant and to be bound by the acknowledgements made by the Participant in connection with the grant of the Award.

15. PRIVILEGES OF STOCK OWNERSHIP; RESTRICTIONS ON SHARES.

15.1 Voting and Dividends. No Participant will have any of the rights of a stockholder with respect to any Shares until the Shares are issued to the Participant except for any Dividend Equivalent Rights permitted by an applicable Award Agreement. After Shares are issued to the Participant, the Participant will be a stockholder and have all the rights of a stockholder with respect to such Shares, including the right to vote and receive all dividends or other distributions made or paid with respect to such Shares; provided, that if such Shares are Restricted Stock, then any new, additional or different securities the Participant may become entitled to receive with respect to such Shares by virtue of a stock dividend, stock split or any other change in the corporate or capital structure of the Company will be subject to the same restrictions as the Restricted Stock; provided, further, that the Participant will have no right to retain such stock dividends or stock distributions with respect to Shares that are repurchased at the Participant’s Purchase Price or Exercise Price, as the case may be, pursuant to Section 15.2. The Committee, in its discretion, may provide in the Award Agreement evidencing any Award that the Participant shall be entitled to Dividend Equivalent Rights with respect to the payment of cash dividends on Shares subject to such Award during the period beginning on the date the Award is granted and ending, with respect to each Share subject to the Award, on the earlier of the date on which the Award is exercised or settled or the date on which they are forfeited; provided, that under no circumstances may Dividend Equivalent Rights be granted for any Option or SAR. Such Dividend Equivalent Rights, if any, shall be credited to the Participant in the form of additional whole Shares as of the date of payment of such cash dividends on Shares.

15.2 Restrictions on Shares. At the discretion of the Committee, the Company may reserve to itself and/or its assignee(s) a right to repurchase (a “Right of Repurchase”) a portion of any or all Unvested Shares held by a Participant following such Participant’s Termination at any time within ninety (90) days after the later of the Participant’s Termination Date and the date the Participant purchases Shares under this Plan, for cash and/or cancellation of purchase money indebtedness, at the Participant’s Purchase Price or Exercise Price, as the case may be. The Company’s Right of Repurchase shall be automatic with respect to Unvested Shares awarded to the Participant for no Purchase Price.

16. CERTIFICATES. All certificates for Shares or other securities delivered under this Plan will be subject to such stock transfer orders, legends and other restrictions as the Committee may deem necessary or advisable, including restrictions under any applicable federal, state or foreign securities law, or any rules, regulations and other requirements of the SEC or any stock exchange or automated quotation system upon which the Shares may be listed or quoted.

17. ESCROW; PLEDGE OF SHARES. To enforce any restrictions on a Participant’s Shares, the Committee may require the Participant to deposit all certificates representing Shares, together with stock powers or other instruments of transfer approved by the Committee, appropriately endorsed in blank, with the Company or an agent designated by the Company to hold in escrow until such restrictions have lapsed or terminated, and the Committee may cause a legend or legends referencing such restrictions to be placed on the certificates. Any Participant who is permitted to execute a promissory note as partial or full consideration for the purchase of Shares under this Plan will be required to pledge and deposit with the Company all or part of the Shares so purchased as collateral to secure the payment of the Participant’s obligation to the Company under the promissory note; provided, however, that the Committee may require or accept other or additional forms of collateral to secure the payment of such obligation and, in any event, the Company will have full recourse against the Participant under the promissory note notwithstanding any pledge of the Participant’s Shares or other collateral. In connection with any pledge of the Shares, the Participant will be required to execute and deliver a written pledge agreement in such form as the Committee will from time to time approve. The Shares purchased with the promissory note may be released from the pledge on a pro rata basis as the promissory note is paid.

18. REPRICING; EXCHANGE AND BUYOUT OF AWARDS. An Exchange Program, including but not limited to any repricing of Options or SARs, is not permitted without prior stockholder approval.

19. SECURITIES LAW AND OTHER REGULATORY COMPLIANCE. An Award will not be effective unless such Award is in compliance with all applicable federal and state securities laws, rules and regulations of any governmental body, and the requirements of any stock exchange or automated quotation system upon which the Shares may then be listed or quoted, as they are in effect on the date of grant of the Award and also on the date of exercise or other issuance. Notwithstanding any other provision in this Plan, the Company will have no obligation to issue or deliver certificates for Shares under this Plan prior to: (a) obtaining any approvals from governmental agencies that the Company determines are necessary or advisable; and/or (b) completion of any registration or other qualification of such Shares under any state or federal law or ruling of any governmental body that the Company determines to be necessary or advisable. The Company will be under no obligation to register the Shares with the SEC or to effect compliance with the registration, qualification or listing requirements of any state securities laws, stock exchange or automated quotation system, and the Company will have no liability for any inability or failure to do so.

20. NO OBLIGATION TO EMPLOY. Nothing in this Plan or any Award granted under this Plan will confer or be deemed to confer on any Participant any right to continue in the employ of, or to continue any other relationship with, the Company or any Parent or Subsidiary of the Company or limit in any way the right of the Company or any Parent or Subsidiary of the Company to terminate Participant’s employment or other relationship at any time.

21. CORPORATE TRANSACTIONS.

21.1 Assumption or Replacement of Awards by Successor. In the event of a Corporate Transaction any or all outstanding Awards may be assumed or replaced by the successor corporation, which assumption or replacement shall be binding on all Participants. In the alternative, the successor corporation may substitute equivalent Awards or provide substantially similar consideration to Participants as was provided to stockholders (after taking into account the existing provisions of the Awards). The successor corporation may also issue, in place of outstanding Shares of the Company held by the Participant, substantially similar shares or other property subject to repurchase restrictions no less favorable to the Participant. In the event such successor or acquiring corporation (if any) refuses to assume, convert, replace or substitute Awards, as provided above, pursuant to a Corporate Transaction, then notwithstanding any other provision in this Plan to the contrary, such Awards will expire on such transaction at such time and on such conditions as the Board will determine; the Board (or, the Committee, if so designated by the Board) may, in its sole discretion, accelerate the vesting of such Awards in connection with a Corporate Transaction, provided that if Awards subject to performance-based vesting are accelerated, the performance shall be deemed achieved at the greater of (x) target performance or (y) the actual performance achieved as of the Corporate Transaction as determined by the Committee, and the resulting number of shares shall accelerate in full as of the time of the consummation of the Corporate Transaction. In addition, in the event such successor or acquiring corporation (if any) refuses to assume, convert, replace or substitute Awards, as provided above, pursuant to a Corporate Transaction, the Committee will notify the Participant in writing or electronically that such Award will be exercisable for a period of time determined by the Committee in its sole discretion, and such Award will terminate upon the expiration of such period. Awards need not be treated similarly in a Corporate Transaction.

Notwithstanding anything to the contrary in this Section 21.1, the Committee, in its sole discretion, may grant Awards that provide for acceleration upon a Corporate Transaction or in other events in the specific Award Agreements.

21.2 Assumption of Awards by the Company. The Company, from time to time, also may substitute or assume outstanding awards granted by another company, whether in connection with an acquisition of such other company or otherwise, by either; (a) granting an Award under this Plan in substitution of such other company’s award; or (b) assuming such award as if it had been granted under this Plan if the terms of such assumed award could be applied to an Award granted under this Plan. Such substitution or assumption will be permissible if the holder of the substituted or assumed award would have been eligible to be granted an Award under this Plan if the other company had applied the rules of this Plan to such grant. In the event the Company assumes an award granted by another company, the terms and conditions of such award will remain unchanged (except that the Purchase Price or the Exercise Price, as the case may be, and the number and nature of Shares issuable upon exercise or settlement of any such Award will be adjusted appropriately pursuant to Section 424(a) of the Code). In the event the Company elects to grant a new Option in substitution rather than assuming an existing option, such new Option may be granted with a similarly adjusted Exercise Price. Substitute Awards shall not reduce the number of Shares authorized for grant under this Plan or authorized for grant to a Participant in a calendar year.

21.3 Non-Employee Directors’ Awards. Notwithstanding any provision to the contrary herein, in the event of a Corporate Transaction, the vesting of all Awards granted to Non‑Employee Directors shall accelerate and such Awards shall become exercisable (as applicable) in full prior to the consummation of such event at such times and on such conditions as the Committee determines.

22. ADOPTION AND STOCKHOLDER APPROVAL. This Plan shall be submitted for the approval of the Company’s stockholders, consistent with applicable laws, within twelve (12) months before or after the date this Plan is adopted by the Board.

23. TERM OF PLAN/GOVERNING LAW. Unless earlier terminated as provided herein, this Plan will become effective on the Effective Date and will terminate ten (10) years from the date this Plan is adopted by the Board. This Plan and all Awards granted hereunder shall be governed by and construed in accordance with the laws of the State of Delaware.

24. AMENDMENT OR TERMINATION OF PLAN. The Board may at any time terminate or amend this Plan in any respect, including, without limitation, amendment of any form of Award Agreement or instrument to be executed pursuant to this Plan; provided, however, that the Board will not, without the approval of the stockholders of the Company, amend this Plan in any manner that requires such stockholder approval; provided further, that a Participant’s Award shall be governed by the version of this Plan then in effect at the time such Award was granted.

25. NONEXCLUSIVITY OF THE PLAN. Neither the adoption of this Plan by the Board, the submission of this Plan to the stockholders of the Company for approval, nor any provision of this Plan will be construed as creating any limitations on the power of the Board to adopt such additional compensation arrangements as it may deem desirable, including, without limitation, the granting of stock awards and bonuses otherwise than under this Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

26. INSIDER TRADING POLICY. Each Participant who receives an Award shall comply with any policy adopted by the Company from time to time covering transactions in the Company’s securities by Employees, officers and/or directors of the Company.

27. ALL AWARDS SUBJECT TO COMPANY CLAWBACK OR RECOUPMENT POLICY. All Awards issued or paid under this Plan will be subject to clawback or recoupment in accordance with any clawback policy adopted by the Board, required by the listing standards of any national securities exchange or association on which the Company’s securities are listed or as is required by other applicable law, including, but not limited to, the cancellation of outstanding awards and the recoupment of any gains realized with respect to awards issued under the

Plan. No recovery of compensation under such policy or applicable law will be an event giving rise to a right to resign for “good reason” or “constructive termination” (or similar term) under any agreement with the Company.

28. DEFINITIONS. As used in this Plan, and except as elsewhere defined herein, the following terms will have the following meanings:

“Award” means any award under this Plan, including any Option, Restricted Stock, Stock Bonus, Stock Appreciation Right, Restricted Stock Unit or award of Performance Shares.

“Award Agreement” means, with respect to each Award, the written or electronic agreement between the Company and the Participant setting forth the terms and conditions of the Award, which shall be in substantially a form (which need not be the same for each Participant) that the Committee has from time to time approved, and will comply with and be subject to the terms and conditions of this Plan.

“Board” means the Board of Directors of the Company.

“Cause” means (except as may otherwise be defined in Participant’s employment or services agreement or Award Agreement) (a) the commission of an act of theft, embezzlement, fraud or dishonesty, (b) a breach of fiduciary duty to the Company or a Parent or Subsidiary, or (c) a failure to materially perform the customary duties of Employee’s employment.

“Code” means the United States Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.

“Common Stock” means the common stock of the Company.

“Committee” means the Compensation Committee of the Board or those persons to whom administration of this Plan, or part of this Plan, has been delegated as permitted by law.

“Company” means Imperva, Inc., or any successor corporation.

“Consultant” means any person, including an advisor or independent contractor, engaged by the Company or a Parent or Subsidiary to render services to such entity.

“Corporate Transaction” means the occurrence of any of the following events: (a) any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) or “group” (two or more persons acting as a partnership, limited partnership, syndicate or other group for the purpose of acquiring, holding, or disposing of the applicable securities referred to herein) becomes the “beneficial owner” (as defined in Rule 13d‑3 of the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the total voting power represented by the Company’s then‑outstanding voting securities; (b) the consummation of the sale or other disposition by the Company of all or substantially all of the Company’s assets; (c) the consummation of a merger, reorganization, consolidation or similar transaction or series of related transactions of the Company with any other corporation, other than a merger, reorganization, consolidation or similar transaction (or series of related transactions) which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) at least a majority of the total voting power represented by the voting securities of the Company or such surviving entity or its parent outstanding immediately after such merger, reorganization, consolidation or similar transaction (or series of related transactions), or (d) any other transaction which qualifies as a “corporate transaction” under Section 424(a) of the Code wherein the stockholders of the Company give up all of their equity interest in the Company (except for the acquisition, sale or transfer of all or substantially all of the outstanding shares of the Company).

Notwithstanding the foregoing, to the extent that any amount constituting deferred compensation (as defined in Section 409A of the Code) would become payable under this Plan by reason of a Corporate Transaction, such amount shall become payable only if the event constituting a Corporate Transaction would also qualify as a change in ownership or effective control of the Company or a change in the ownership of a substantial portion of the assets of the Company, each as defined within the meaning of Code Section 409A, as it has been and may be amended from time to time, and any proposed or final Treasury Regulations and IRS guidance that has been promulgated or may be promulgated thereunder from time to time.

“Director” means a member of the Board.

“Disability” means total and permanent disability as defined in Section 22(e)(3) of the Code, provided, however, that except with respect to Awards granted as ISOs, the Committee in its discretion may determine whether a total and permanent disability exists in accordance with non-discriminatory and uniform standards adopted by the Committee from time to time, whether temporary or permanent, partial or total, as determined by the Committee.

“Dividend Equivalent Right” means the right of a Participant, granted at the discretion of the Committee or as otherwise provided by the Plan, to receive a credit for the account of such Participant in an amount equal to the cash dividends paid on one Share for each Share represented by an Award held by such Participant.

“Effective Date” means the date of the underwritten initial public offering of the Company’s Common Stock pursuant to a registration statement that is declared effective by the SEC.

“Employee” means any person, including Officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. Neither service as a Director nor payment of a director’s fee by the Company will be sufficient to constitute “employment” by the Company.

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended.

“Exchange Program” means a program pursuant to which outstanding Awards are surrendered, cancelled or exchanged for cash, the same type of Award or a different Award (or combination thereof).

“Exercise Price” means, with respect to an Option, the price at which a holder may purchase the Shares issuable upon exercise of an Option, and with respect to a SAR, the price at which the SAR is granted to the holder thereof.

“Fair Market Value” means, as of any date, the value of a share of the Company’s Common Stock determined as follows:

(a) if such Common Stock is publicly traded and is then listed on a national securities exchange, its closing price on the date of determination on the principal national securities exchange on which the Common Stock is listed or admitted to trading as reported in The Wall Street Journal or such other source as the Board or the Committee deems reliable;

(b) if such Common Stock is publicly traded but is neither listed nor admitted to trading on a national securities exchange, the average of the closing bid and asked prices on the date of determination as reported in The Wall Street Journal or such other source as the Board or the Committee deems reliable;

(c) in the case of an Option or SAR grant made on the Effective Date, the price per share at which shares of the Company’s Common Stock are initially offered for sale to the public by the Company’s underwriters in the initial public offering of the Company’s Common Stock pursuant to a registration statement filed with the SEC under the Securities Act; or

(d) if none of the foregoing is applicable, by the Board or the Committee in good faith.

“Insider” means an officer or director of the Company or any other person whose transactions in the Company’s Common Stock are subject to Section 16 of the Exchange Act.

“Non-Employee Director” means a Director who is not an Employee of the Company or any Parent or Subsidiary.

“Option” means an award of an option to purchase Shares pursuant to Section 5.

“Parent” means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if each of such corporations other than the Company owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

“Participant” means a person who holds an Award under this Plan.

“Performance Factors” means the factors selected by the Committee, which may include, but are not limited to the, the following measures (whether or not in comparison to other peer companies) to determine whether the performance goals established by the Committee and applicable to Awards have been satisfied:

•	bookings and/or bookings growth;
•	net revenue and/or net revenue growth;
•	earnings per share and/or earnings per share growth;
•	earnings before income taxes and amortization and/or earnings before income taxes and amortization growth;
•	operating income and/or operating income growth;
•	net income and/or net income growth;
•	total stockholder return and/or total stockholder return growth;
•	return on equity;
•	operating cash flow return on income;
•	adjusted operating cash flow return on income;
•	economic value added;
•	control of expenses;
•	cost of goods sold;
•	profit margin;
•	stock price;
•	debt or debt-to-equity;
•	liquidity;
•	intellectual property (e.g., patents)/product development;
•	mergers and acquisitions or divestitures;
•	individual business objectives;
•	company-specific operational metrics; and
•	any other factor (such as individual business objectives or unit-specific operational metrics) the Committee so designates.

“Performance Period” means the period of service determined by the Committee, not to exceed five (5) years, during which years of service or performance is to be measured for the Award.

“Performance Share” means an Award granted pursuant to Section 10 or Section 12 of this Plan.

“Plan” means this Imperva, Inc. 2011 Stock Option and Incentive Plan.

“Purchase Price” means the price to be paid for Shares acquired under this Plan, other than Shares acquired upon exercise of an Option or SAR.

“Restricted Stock Award” means an award of Shares pursuant to Section 6 or Section 12 of this Plan, or issued pursuant to the early exercise of an Option.

“Restricted Stock Unit” means an Award granted pursuant to Section 9 or Section 12 of this Plan.

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the United States Securities Act of 1933, as amended.

“Shares” means shares of the Company’s Common Stock, as adjusted pursuant to Sections 2 and other applicable provisions hereof, and any successor security.

“Stock Appreciation Right” means an Award granted pursuant to Section 8 or Section 12 of this Plan.

“Stock Bonus” means an Award granted pursuant to Section 7 or Section 12 of this Plan.

“Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

“Termination” or “Terminated” means, for purposes of this Plan with respect to a Participant, that the Participant has for any reason ceased to provide services as an employee, officer, director, consultant, independent contractor or advisor to the Company or a Parent or Subsidiary of the Company. An employee will not be deemed to have ceased to provide services in the case of (i) sick leave, (ii) military leave, or (iii) any other leave of absence approved by the Committee; provided, that such leave is for a period of not more than 90 days, unless reemployment upon the expiration of such leave is guaranteed by contract or statute or unless provided otherwise pursuant to formal policy adopted from time to time by the Company and issued and promulgated to employees in writing. In the case of any employee on a leave of absence or a reduction in hours worked (for illustrative purposes only, a change in schedule from that of full-time to part-time), the Committee may make such provisions respecting suspension of or modification of vesting of the Award while on leave from the employ of the Company or a Parent or Subsidiary of the Company or during such change in working hours as it may deem appropriate, except that in no event may an Award be exercised after the expiration of the term set forth in the applicable Award Agreement. The Committee will have sole discretion to determine whether a Participant has ceased to provide services and the effective date on which the Participant ceased to provide services (the “Termination Date”).

“Unvested Shares” means Shares that have not yet vested or are subject to a right of repurchase in favor of the Company (or any successor thereto).

APPENDIX A – ISRAEL

TO THE 2011 STOCK OPTION AND INCENTIVE PLAN

1.	GENERAL
1.1

This appendix (the “Appendix”) shall apply only to Participants who are residents of the state of Israel or those who are deemed to be residents of the state of Israel for the payment of tax (the “Israeli Participant(s)”).

1.2

This Appendix is in accordance with and in continuation of Section 4.4 of the 2011 Stock Option and Incentive Plan (the "Plan") of Imperva, Inc. (the "Company"). All the provisions specified hereunder shall form an integral part of the Plan.

1.3	This Appendix is effective with respect to Awards granted after the enactment of Amendment no. 132 of the Israeli Tax Ordinance, entering into force as of January 1, 2003.
1.4

This Appendix is to be read as a continuation of the Plan and modifies only Awards granted to Israeli Participants so that they comply with the requirements set by the Israeli law in general, and in particular with the provisions of Section 102 (as specified herein), as may be amended or replaced from time to time. For the avoidance of doubt, this Appendix does not add to or modify the Plan in respect of any other category of Participants.

1.5

The Plan and this Appendix are complimentary to each other and shall be deemed as one. In any case of contradiction, whether explicit or implied, between the provisions of this Appendix and the Plan, the provisions set out in this Appendix shall prevail.

1.6	Any capitalized terms not specifically defined in this Appendix shall be construed according to the interpretation given to it in the Plan.
2.	ISSUANCE OF AWARDS
2.1	The persons eligible for participation in the Plan as Israeli Participants shall include any Employees and/or Non-Employees of the Company or of any Affiliate; provided, however, that

(i) Employees may only be granted 102 Awards; and (ii) Non-Employees and/or Controlling Shareholders may only be granted 3(i) Awards.

2.2	The Company may designate Awards granted to Employees pursuant to Section 102 as Unapproved 102 Awards or Approved 102 Awards.
2.3	The grant of Approved 102 Awards shall be made under this Appendix, and shall be conditioned upon the approval of this Appendix by the ITA.
2.4	Approved 102 Awards may either be classified as CGAs or OIAs.
2.5

No Approved 102 Awards may be granted under this Appendix to any eligible Employee unless and until the Company’s election of the type of Approved 102 Awards as CGA or OIA granted to Employees (the “Election”) is appropriately filed with the ITA. The Election shall become effective beginning the first grant date of an Approved 102 Award under this Appendix and shall remain in effect at least until the end of the year following the year during which the Company first granted Approved 102 Awards. The Election shall obligate the Company to grant only the type of Approved 102 Award it has elected, and shall apply to all Israeli Participants who were granted Approved 102 Awards during the period indicated herein, all in accordance with the provisions of Section 102(g) of the Ordinance. For the avoidance of doubt, the Election shall not prevent the Company from granting Unapproved 102 Awards simultaneously.

2.6	All Approved 102 Awards must be held in trust by a Trustee, as described in Section 3 below.
2.7	For the avoidance of doubt, the designation of Unapproved 102 Awards and Approved 102 Awards shall be subject to the terms and conditions set forth in Section 102.

3.	TRUSTEE
3.1

Approved 102 Awards which shall be granted under this Appendix and/or any shares of Common Stock allocated or issued upon exercise of such Approved 102 Awards and/or other shares of Common Stock received subsequently following any realization of rights, including without limitation bonus shares, shall be allocated or issued to the Trustee and held for the benefit of the Employees for such period of time as required by Section 102 (the “Holding Period”). In the case the requirements for Approved 102 Awards are not met, then the Approved 102 Awards are to be regarded as Unapproved 102 Awards, all in accordance with the provisions of Section 102.

3.2

Notwithstanding anything to the contrary, the Trustee shall not release any shares of Common Stock allocated or issued upon exercise of Approved 102 Awards prior to the full payment of the Employee’s tax liabilities arising from Approved 102 Awards which were granted to him and/or any shares of Common Stock allocated or issued upon exercise of such Awards.

3.3

With respect to any Approved 102 Award, subject to the provisions of Section 102, an Employee shall not sell or release from trust any Share received upon the exercise of an Approved 102 Award and/or any share received subsequently following any realization of rights, including without limitation, bonus shares, until the lapse of the Holding Period required under Section 102. Notwithstanding the above, if any such sale or release occurs during the Holding Period, the sanctions under Section 102 shall apply to and shall be borne by such Employee.

3.4

Upon receipt of Approved 102 Award, the Employee will sign an undertaking to release the Trustee from any liability in respect of any action or decision duly taken and bona fide executed in relation with this Appendix, or any Approved 102 Award or Ordinary Share granted to him thereunder.

4.	THE AWARDS

The terms and conditions upon which the Awards shall be issued and exercised shall be as specified in the Award Agreement to be executed pursuant to the Plan and to this Appendix. Each Award Agreement shall state, inter alia, the number of shares of Common Stock to which the Award relates, the type of Award granted thereunder (whether a CGA, OIA, Unapproved 102 Award or a 3(i) Award), the vesting provisions and the exercise price.

5.	FAIR MARKET VALUE

Solely for the purpose of determining the tax liability pursuant to Section 102(b)(3) of the Ordinance, if at the date of grant the Company’s shares are listed on any established stock exchange or a national market system or if the Company’s shares will be registered for trading within ninety (90) days following the date of grant of the CGAs, the fair market value of the shares of Common Stock at the date of grant shall be determined in accordance with the average value of the Company’s shares on the thirty (30) trading days preceding the date of grant or on the thirty (30) trading days following the date of registration for trading, as the case may be.

6.	EXERCISE OF AWARDS

Awards shall be exercised by the Israeli Participant by giving a written notice to the Company and/or to any third party designated by the Company (the “Representative”), in such form and method as may be determined by the Company and, when applicable, by the Trustee, in accordance with the requirements of Section 102, which exercise shall be effective upon receipt of such notice by the Company and/or the Representative and the payment of the exercise price for the number of Common Stock with respect to which the Award is being exercised, at the Company’s or the Representative’s principal office. The notice shall specify the number of Common Stock with respect to which the Award is being exercised.

7.	ASSIGNABILITY AND SALE OF AWARDS
7.1.

Notwithstanding any other provision of the Plans, no Award or any right with respect thereto, purchasable hereunder, whether fully paid or not, shall be assignable, transferable or given as collateral or any right with respect to them given to any third party whatsoever, and during the lifetime of the Israeli Participant each and all of such Israeli Participant's rights to purchase Common Stock hereunder shall be exercisable only by the Israeli Participant. Any such action made directly or indirectly, for an immediate validation or for a future one, shall be void.

7.2

As long as Awards or shares of Common Stock purchased pursuant to thereto are held by the Trustee on behalf of the Israeli Participant, all rights of the Israeli Participant over the shares are personal, cannot be transferred, assigned, pledged or mortgaged, other than by will or laws of descent and distribution.

8.	INTEGRATION OF SECTION 102 AND TAX ASSESSING OFFICER’S PERMIT
8.1

With regards to Approved 102 Awards, the provisions of the Plans and/or the Appendix and/or the Award Agreement shall be subject to the provisions of Section 102 and the Tax Assessing Officer’s permit, and the said provisions and permit shall be deemed an integral part of the Plans, the Appendix and the Award Agreement.

8.2

Any provision of Section 102 and/or the said permit which is necessary in order to receive and/or to keep any tax benefit pursuant to Section 102, which is not expressly specified in the Plan or the Appendix or the Award Agreement, shall be considered binding upon the Company and the Israeli Participants.

9.	DIVIDEND

With respect to all shares of Common Stock (but excluding, for avoidance of any doubt, any unexercised Awards) allocated or issued upon the exercise of Awards purchased by the Israeli Participant and held by the Israeli Participant or by the Trustee, as the case may be, the Israeli Participant shall be entitled to receive dividends in accordance with the quantity of such shares of Common Stock, subject to the provisions of the Company’s Certificate of Incorporation (and all amendments thereto) and subject to any applicable taxation on distribution of dividends, and when applicable subject to the provisions of Section 102.

10.	TAX CONSEQUENCES
10.1

Any tax consequences arising from the grant or exercise of any Award, from the payment for shares of Common Stock covered thereby or from any other event or act (of the Company, and/or its Affiliates, and the Trustee or the Israeli Participant), hereunder, shall be borne solely by the Israeli Participant. The Company and/or its Affiliates and/or the Trustee shall withhold taxes according to the requirements under the applicable laws, rules, and regulations, including withholding taxes at source. Furthermore, the Israeli Participant shall agree to indemnify the Company and/or its Affiliates and/or the Trustee and hold them harmless against and from any and all liability for any such tax or interest or penalty thereon, including without limitation, liabilities relating to the necessity to withhold, or to have withheld, any such tax from any payment made to the Israeli Participant.

10.2	The Company and/or, when applicable, the Trustee shall not be required to release any share certificate to an Israeli Participant until all required payments have been fully made.
10.3

With respect to Unapproved 102 Award, if the Israeli Participant ceases to be employed by the Company or any Affiliate, the Israeli Participant shall extend to the Company and/or its Affiliate a security or guarantee for the payment of tax due at the time of sale of Shares, all in accordance with the provisions of Section 102.

11.	GOVERNING LAW & JURISDICTION

This Appendix shall be governed by and construed and enforced in accordance with the laws of the State of Delaware applicable to contracts made and to be performed therein, without giving effect to the principles of conflict of laws. The competent courts of the State of Delaware shall have sole jurisdiction in any matters pertaining to this Appendix.

12.	DEFINITION
12.1	“Affiliate” means any “employing company” within the meaning of Section 102(a) of the Ordinance.
12.2	“Approved 102 Award” means an Award granted pursuant to Section 102(b) of the Ordinance and held in trust by a Trustee for the benefit of the Israeli Participant.
12.3

“Award” means any award under the Plan that may be granted to an Israeli Participant, including any Option, Restricted Stock, Stock Bonus, Stock Appreciation Right, Restricted Stock Unit or awards of Performance Shares.

12.4	“102 Award” means any Award granted to Employees pursuant to Section 102 of the Ordinance.
12.5	“3(i) Award” means an option granted pursuant to Section 3(i) of the Ordinance to any person who is a Non- Employee.
12.6

“Capital Gain Award” or “CGA” means an Approved 102 Award elected and designated by the Company to qualify under the capital gain tax treatment in accordance with the provisions of Section 102(b)(2) of the Ordinance.

12.7	“Controlling Shareholder” shall have the meaning ascribed to it in Section 32(9) of the Ordinance.
12.8	“Employee” means a person who is employed by the Company or its Affiliates, including an individual who is serving as a director or an office holder, but excluding any Controlling Shareholder.
12.9	“ITA” means the Israeli Tax Authorities.
12.10	“Non-Employee” means a consultant, adviser, service provider, Controlling Shareholder or any other person who is not an Employee.
12.11

“Ordinary Income Award” or “OIA” means an Approved 102 Award elected and designated by the Company to qualify under the ordinary income tax treatment in accordance with the provisions of Section 102(b)(1) of the Ordinance.

12.12	“Ordinance” means the Israeli Income Tax Ordinance [New Version] 1961, as now in effect or as hereafter amended.
12.13

“Section 102” means section 102 of the Ordinance and any regulations, rules, orders or procedures promulgated thereunder as now in effect or as hereafter amended or any regulations, rules or orders or procedures promulgated thereunder.

12.14	“Trustee” means any individual appointed by the Company to serve as a trustee and approved by the ITA, all in accordance with the provisions of Section 102(a) of the Ordinance.
12.15	“Unapproved 102 Award” means an Award granted pursuant to Section 102(c) of the Ordinance and not held in trust by a Trustee

*****

IMPERVA, INC.

2011 STOCK OPTION AND INCENTIVE PLAN

NOTICE OF RESTRICTED STOCK UNIT AWARD

Unless otherwise defined herein, the terms defined in the Imperva, Inc. (the “Company”) 2011 Stock Option and Incentive Plan (the “Plan”) shall have the same meanings in this Notice of Restricted Stock Unit Award (the “Notice”).

Name:
Address:

You (“Participant”) have been granted an award of Restricted Stock Units (“RSUs”) under the Plan subject to the terms and conditions of the Plan, this Notice and the attached Award Agreement (Restricted Stock Units), including any country‑specific terms and conditions contained in the attached Appendix (together, the “Agreement”).

Number of RSUs:
Date of Grant:
Vesting Commencement Date:
Expiration Date:	The date on which settlement of all RSUs granted hereunder occurs, with earlier expiration upon the Termination Date.
Vesting Schedule:	Subject to the limitations set forth in this Notice, the Plan and the Agreement, the RSUs will vest in accordance with the following schedule: [INSERT VESTING SCHEDULE]

You acknowledge that the vesting of the RSUs pursuant to this Notice is earned only by continuing service as an active Employee, Director or Consultant of the Company.  You also understand that this Notice is subject to the terms and conditions of both the Agreement and the Plan, both of which are incorporated herein by reference.  By signing below or electronically accepting the Agreement, you confirm you have read and agreed to the terms and conditions of this Notice, the Agreement and the Plan.

PARTICIPANT	IMPERVA, INC.

Signature:	By:
Print Name:	Its:
Date:	Date:

IMPERVA, INC.

2011 STOCK OPTION AND INCENTIVE PLAN

AWARD AGREEMENT (RESTRICTED STOCK UNITS)

Unless otherwise defined herein, the terms defined in the Imperva, Inc. (the “Company”) 2011 Stock Option and Incentive Plan (the “Plan”) shall have the same defined meanings in this Award Agreement (Restricted Stock Units), including any country‑specific terms and conditions contained in the attached Appendix (together, the “Agreement”).

Participant has been granted Restricted Stock Units (“RSUs”) subject to the terms, restrictions and conditions of the Plan, the Notice of Restricted Stock Unit Award (the “Notice”) and this Agreement.

1. Settlement.  Settlement of RSUs shall be made within 30 days following the applicable date of vesting under the vesting schedule set forth in the Notice.  Settlement of RSUs shall be in Shares, unless provided otherwise in the Appendix.

2. No Stockholder Rights.  Unless and until such time as Shares are issued in settlement of vested RSUs, Participant shall have no ownership of the Shares allocated to the RSUs and shall have no right to dividends or to vote such Shares.

3. Dividend Equivalents.  Dividends, if any (whether in cash or Shares), shall not be credited to Participant until he or she has acquired Shares in the Company.

4. No Transfer.  The RSUs and any interest therein shall not be sold, assigned, transferred, pledged, hypothecated, or otherwise disposed of in any manner other than as permitted under the Plan and this Agreement.  For any such transfer to be binding, the transferee must furnish the Company with (A) written notice of his or her or its status as transferee, (B) a copy of the will and/or such evidence as the Committee may deem necessary to establish the validity of the transfer, and (C) an agreement by the transferee to comply with all the terms and conditions of the RSUs that are or would be applicable to the Participant and to be bound by the acknowledgments made by the Participant hereunder.

5. Termination.  Upon Participant’s Termination (for any reason whatsoever, whether or not later to be found invalid or in breach of employment laws in the jurisdiction where Participant is employed or the terms of Participant’s employment agreement, if any), all unvested RSUs shall be forfeited to the Company forthwith, and all rights of Participant to such unvested RSUs shall immediately terminate and will not be extended by any notice period (e.g., active services would not include any contractual notice period or any period of “garden leave” or similar period mandated under employment laws in the jurisdiction where Participant is employed or the terms of Participant’s employment agreement, if any).  In case of any dispute as to whether Termination has occurred (including whether Participant may still be considered to be providing services while on an approved leave of absence), the Committee shall have sole discretion to determine whether such Termination has occurred and the effective date of such Termination.  In the event that Participant’s Termination is a result of the Participant’s death, then any delivery of Shares to be made to the Participant will be made to the Participant’s designee, provided that such designee has been designated prior to the Participant’s death on a form prescribed by the Company; in the absence of any such effective designation, the shares will be delivered to the beneficiary designated by the Participant with the largest beneficial interest; or, if there is no single beneficiary with a majority or plurality of interest, then to the latest revocable trust established by the Participant of which the Participant was a beneficiary or, if none, to the Participant’s estate.

6. Tax Obligations.  Participant acknowledges that, regardless of any action taken by the Company or, if different, Participant’s employer (the “Employer”) the ultimate liability for all income tax, social insurance, payroll tax, fringe benefits tax, payment on account or other tax‑related items related to Participant’s participation in the Plan and legally applicable to Participant (“Tax‑Related Items”), is and remains Participant’s responsibility and may exceed the amount actually withheld by the Company or the Employer.  Participant further acknowledges that the Company and/or the Employer (1) make no representations or undertakings regarding the treatment of any Tax‑Related Items in connection with any aspect of the RSUs, including, but not limited to, the grant, vesting or settlement of the RSUs, the subsequent sale of Shares acquired pursuant to such settlement and the receipt of any dividends and/or any dividend equivalents; and (2) do not commit to and are under no obligation to structure the terms of the grant or any aspect of the RSUs to reduce or eliminate Participant’s liability for Tax‑Related Items or achieve any particular tax result.  Further, if Participant is subject to Tax‑Related Items in more than one jurisdiction, Participant acknowledges that the Company and/or the Employer (or former employer, as applicable) may be required to withhold or account for Tax‑Related Items in more than one jurisdiction.

Prior to any relevant taxable or tax withholding event, as applicable, Participant agrees to make adequate arrangements satisfactory to the Company and/or the Employer to satisfy all Tax‑Related Items.  In this regard, Participant

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authorizes the Company and/or the Employer, or their respective agents, at their discretion, to satisfy the obligations with regard to all Tax‑Related Items by one or a combination of the following:

(i) withholding from Participant’s wages or other cash compensation paid to Participant by the Company and/or the Employer; or

(ii) withholding from proceeds of the sale of Shares acquired upon vesting/settlement of the RSUs either through a voluntary sale or through a mandatory sale arranged by the Company (on Participant’s behalf pursuant to this authorization); or

(iii) withholding in Shares to be issued upon settlement of the RSUs, provided, however that if Participant is a Section 16 officer of the Company under the Exchange Act, then the Committee shall establish the method of withholding from alternatives (i)‑(iii) herein and, if the Committee does not exercise its discretion prior to the Tax‑Related Items withholding event, then Participant shall be entitled to elect the method of withholding from the alternatives above.

Depending on the withholding method, the Company may withhold or account for Tax‑Related Items by considering applicable minimum statutory withholding amounts or other applicable withholding rates, including maximum applicable rates, in which case Participant will receive a refund of any over‑withheld amount in cash and will have no entitlement to the Common Stock equivalent.  If the obligation for Tax‑Related Items is satisfied by withholding in Shares, for tax purposes, Participant is deemed to have been issued the full number of Shares subject to the vested RSUs, notwithstanding that a number of the Shares are held back solely for the purpose of paying the Tax‑Related Items.

Finally, Participant agrees to pay to the Company or the Employer any amount of Tax‑Related Items that the Company or the Employer may be required to withhold or account for as a result of Participant’s participation in the Plan that cannot be satisfied by the means previously described.  The Company may refuse to issue or deliver the Shares or the proceeds of the sale of Shares, if Participant fails to comply with Participant’s obligations in connection with the Tax‑Related Items.

7. U.S. Tax Consequences.  If Participant is a U.S. taxpayer, Participant acknowledges that there will be tax consequences upon the vesting and/or settlement of the RSUs or disposition of the Shares, if any, received in connection therewith, and Participant should consult a tax adviser regarding Participant’s tax obligations prior to such vesting, settlement or disposition.  Upon vesting of the RSUs, the Fair Market Value of the Shares subject to the RSUs is subject to payroll taxes (e.g., FICA), and when the Shares are released following vesting, the Fair Market Value of the Shares is subject to U.S. federal, state and local income taxes.  Upon disposition of the Shares, any subsequent increase or decrease in value will be treated as short‑term or long‑term capital gain or loss, depending on whether the Shares are held for more than 12 months from the date of settlement.  Further, an RSU may be considered a deferral of compensation that may be subject to Section 409A of the Code.  Section 409A of the Code imposes special rules to the timing of making and effecting certain amendments of this RSU with respect to distribution of any deferred compensation.  Participant should consult his or her personal tax advisor for more information on the actual and potential tax consequences of this RSU.

8. Acknowledgement of Nature of the Grant.  The Company and Participant agree that the RSUs are granted under and governed by the Notice, this Agreement and the provisions of the Plan.  Participant acknowledges receipt of a copy of the Plan and the Plan prospectus, represents that Participant has carefully read and is familiar with their provisions, and hereby accepts the RSUs subject to all of the terms and conditions set forth herein and those set forth in the Plan and the Notice.  Participant further acknowledges, understands and agrees that:

(a) the Plan is established voluntarily by the Company, it is discretionary in nature and it may be modified, amended, suspended or terminated by the Company at any time, to the extent permitted by the Plan;

(b) the grant of the RSUs is voluntary and occasional and does not create any contractual or other right to receive future grants of RSUs, or benefits in lieu of RSUs, even if RSUs have been granted in the past;

(c) all decisions with respect to future RSUs or other grants, if any, will be at the sole discretion of the Company;

(d) the RSU grant and Participant’s participation in the Plan shall not create a right to employment or be interpreted as forming an employment or services contract with the Company, the Employer, its Parent, Subsidiary or affiliate of the Company and shall not interfere with the ability of the Company, the Employer, its Parent, Subsidiary or affiliate of the Company, as applicable, to terminate Participant’s employment or service relationship (if any) for any reason;

(e) Participant is voluntarily participating in the Plan;

(f) the RSUs and the Shares subject to the RSUs, and the income and value of same, are not intended to replace any pension rights or compensation;

2

(g) the RSUs and the Shares subject to the RSUs, and the income and value of same, are not part of normal or expected compensation for purposes of calculating any severance, resignation, termination, redundancy, dismissal, end‑of‑service payments, bonuses, long‑service awards, pension or retirement or welfare benefits or similar payments;

(h) the future value of the underlying Shares is unknown, indeterminable and cannot be predicted with certainty;

(i) except for RSUs granted to Non-Employee Directors and Shares subject to such RSUs, unless otherwise agreed with the Company in writing, the RSUs and the Shares subject to the RSUs, and the income and value of same, are not granted as consideration for, or in connection with, any service Participant may provide as a director of the Company or any Subsidiary or affiliate;

(j) no claim or entitlement to compensation or damages shall arise from forfeiture of the RSUs resulting from Participant’s Termination (for any reason whatsoever whether or not later found to be invalid or in breach of employment laws in the jurisdiction where Participant is employed or the terms of Participant’s employment agreement, if any), and in consideration of the grant of the RSUs to which Participant is otherwise not entitled, Participant irrevocably agrees never to institute any claim against the Company, its Parent, any of its Subsidiaries, affiliates or the Employer, waives his or her ability, if any, to bring any such claim, and releases the Company, its Parent,  Subsidiaries and affiliates and the Employer from any such claim; if, notwithstanding the foregoing, any such claim is allowed by a court of competent jurisdiction, then, by participating in the Plan, Participant shall be deemed irrevocably to have agreed not to pursue such claim and agrees to execute any and all documents necessary to request dismissal or withdrawal of such claim;

(k) unless otherwise provided in the Plan or by the Company in its discretion, the RSUs and the benefits evidenced by this Agreement do not create any entitlement to have the RSUs or any such benefits transferred to, or assumed by, another company nor be exchanged, cashed out or substituted for, in connection with any Corporate Transaction affecting the Shares of the Company; and

(l) the following additional provisions apply only if Participant is providing services outside the United States:

(i) the RSUs and the Shares subject to the RSUs, and the income and value of same, are not part of normal or expected compensation or salary for any purpose;

(ii) neither the Company, the Employer, its Parent, nor any Subsidiary or affiliate of the Company shall be liable for any foreign exchange rate fluctuation between Participant’s local currency and the United States Dollar that may affect the value of the RSUs or of any amounts due to Participant pursuant to the settlement of the RSUs or the subsequent sale of any Shares of acquired upon settlement.

9. No Advice Regarding Grant.  The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding Participant’s participation in the Plan, or Participant’s acquisition or sale of the underlying Shares.  Participant is hereby advised to consult with his or her own personal tax, legal and financial advisors regarding his or her participation in the Plan before taking any action related to the Plan.

10. Data Privacy.  Participant hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of Participant’s personal data as described in this Agreement and any other RSU grant materials by and among, as applicable, the Employer, the Company, its Parent, Subsidiaries and affiliates for the exclusive purpose of implementing, administering and managing Participant’s participation in the Plan.

Participant understands that the Company and the Employer may hold certain personal information about Participant, including, but not limited to, Participant’s name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares of stock or directorships held in the Company, details of all RSUs or any other entitlement to Shares awarded, canceled, vested, unvested or outstanding in Participant’s favor(“Data”), for the exclusive purpose of implementing, administering and managing the Plan.

Participant understands that Data will be transferred to a designated Plan broker or such other stock plan service provider as may be selected by the Company in the future, which is assisting the Company with the implementation, administration and management of the Plan.  Participant understands that the recipients of Data may be located in the United States or elsewhere, and that the recipients’ country (e.g., the United States) may have different data privacy laws and protections than Participant’s country.  Participant understands that if he or she resides outside the United States, he or she may request a list with the names and addresses of any potential recipients of Data by contacting his or her local human resources representative.  Participant authorizes the Company, its designated Plan broker, and any other possible recipients which may assist the Company (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer Data, in electronic or other form, for

3

the sole purpose of implementing, administering and managing his or her participation in the Plan.  Participant understands that Data will be held only as long as is necessary to implement, administer and manage Participant’s participation in the Plan.  Participant understands if he or she resides outside the United States, he or she may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing his or her local human resources representative.  Further, Participant understands that he or she is providing the consents herein on a purely voluntary basis.  If Participant does not consent, or if Participant later seeks to revoke his or her consent, Participant’s employment status and/or career with the Employer will not be adversely affected; the only consequence of refusing or withdrawing Participant’s consent is that the Company would not be able to grant Participant RSUs or other Awards or administer or maintain such Awards.  Therefore, Participant understands that refusing or withdrawing his or her consent may affect Participant’s ability to participate in the Plan.  For more information on the consequences of Participant’s refusal to consent or withdrawal of consent, Participant understands that he or she may contact his or her local human resources representative.

11. Entire Agreement; Enforcement of Rights.  This Agreement, the Plan and the Notice constitute the entire agreement and understanding of the parties relating to the subject matter herein and supersede all prior discussions between them.  Any prior agreements, commitments or negotiations concerning the purchase of the Shares hereunder are superseded.  No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, shall be effective unless in writing and signed by the parties to this Agreement.  Participant acknowledges that a waiver by the Company of breach of any provision of this Agreement shall not operate or be construed as a waiver of any other provision of this Agreement, or of any subsequent breach by Participant or any other Plan participant.

12. Compliance with Laws and Regulations.  Notwithstanding any other provision of the Plan or this Agreement, unless there is an available exemption from any registration, qualification or other legal requirement applicable to the Shares, the Company shall not be required to deliver any Shares issuable upon settlement of the RSUs prior to the completion of any registration or qualification of the Shares under any local, state, federal or foreign securities or exchange control law or under rulings or regulations of the U.S. SEC or of any other governmental regulatory body, or prior to obtaining any approval or other clearance from any local, state, federal or foreign governmental agency, which registration, qualification or approval the Company shall, in its absolute discretion, deem necessary or advisable.  Participant understands that the Company is under no obligation to register or qualify the Shares with the SEC or any state or foreign securities commission or to seek approval or clearance from any governmental authority for the issuance or sale of the Shares.  Further, Participant agrees that the Company shall have unilateral authority to amend the Plan and the Agreement without Participant’s consent to the extent necessary to comply with securities or other laws applicable to issuance of Shares.

13. Governing Law and Venue; Severability.  If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith.  In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (a) such provision shall be excluded from this Agreement, (b) the balance of this Agreement shall be interpreted as if such provision were so excluded and (c) the balance of this Agreement shall be enforceable in accordance with its terms.  This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of California, without giving effect to principles of conflicts of law.  For purposes of any action, lawsuit or other proceedings brought to enforce this Agreement, relating to it, or arising from it, the parties hereby submit to and consent to the sole and exclusive jurisdiction of the courts of San Mateo County, California, or the federal courts for the United States for the Northern District of California, and no other courts, where this grant is made and/or to be performed.

14. Electronic Delivery and Acceptance.  The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means.  Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on‑line or electronic system established and maintained by the Company or a third party designated by the Company.

15. Language.  If Participant has received this Agreement or any other document related to the Plan translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control.

16. Appendix.  Notwithstanding any provisions in this Agreement, the RSU grant shall be subject to any special terms and conditions set forth in any Appendix to this Agreement for Participant’s country.  Moreover, if Participant relocates to one of the countries included in the Appendix, the special terms and conditions for such country will apply to Participant, to the extent the Company determines that the application of such terms and conditions is necessary or advisable for legal or administrative reasons.  The Appendix constitutes part of this Agreement.

4

17. Imposition of Other Requirements.  The Company reserves the right to impose other requirements on Participant’s participation in the Plan, on the RSUs and on any Shares acquired under the Plan, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require Participant to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

18. Insider Trading/Market Abuse Laws.  Participant acknowledges that, depending on his or her country, Participant may be subject to insider trading restrictions and/or market abuse laws, which may affect his or her ability to acquire or sell Shares or rights to Shares (e.g., RSUs) under the Plan during such times as Participant is considered to have “inside information” regarding the Company (as defined by the laws in his or her country).  Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under the Company’s insider trading policy.  Participant acknowledges that it is his or her responsibility to comply with any applicable restrictions, including those imposed under the Company’s insider trading policy, and Participant should consult with his or her own personal legal and financial advisors on this matter before taking any action related to the Plan.

19. Foreign Asset/Account Reporting Requirements.  Participant acknowledges that there may be certain foreign asset and/or account reporting requirements which may affect his or her ability to acquire or hold Shares acquired under the Plan or cash received from participating in the Plan (including from any dividends received or sale proceeds arising from the sale of Shares) in a brokerage or bank account outside his or her country.  Participant understands that he or she may be required to report such accounts, assets or transactions to the tax or other authorities in his or her country.  Participant also may be required to repatriate sale proceeds or other funds received as a result of his or her participation in the Plan to his or her country through a designated bank or broker and/or within a certain time after receipt.  Participant acknowledges that it is his or her responsibility to comply with all such requirements, and that Participant should consult his or her personal legal and tax advisors, as applicable, to ensure compliance.

[For employees that participate in the Company’s Change in Control Plan:

20. Corporate Transaction.  In the event of a Corporate Transaction (as defined in the Plan), any acceleration of a performance-based vesting schedule shall be in accordance with Section 21 of the Plan on Corporate Transactions.  Participant expressly agrees that the terms of the Plan, the Notice and this Agreement supersede and replace the terms of the Company’s Change in Control Plan for purposes of determining the acceleration of performance-based vesting in the event of a Corporate Transaction, including (for the avoidance of doubt) Section 5(i) of the Change in Control Plan.]

By the signature on, or electronic acceptance of, the Notice by each of the Participant and the Company’s representative, Participant and the Company agree that this RSU is granted under and governed by the terms and conditions of the Plan, the Notice and this Agreement.  Participant has reviewed the Plan, the Notice and this Agreement in its entirety, has had an opportunity to obtain the advice of counsel prior to executing this Agreement, and fully understands all provisions of the Plan, the Notice and this Agreement.  Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions relating to the Plan, the Notice and this Agreement.  Participant further agrees to notify the Company upon any change in Participant’s residence address.

AWARD AGREEMENT (RESTRICTED STOCK UNITS) – INTERNATIONAL

APPENDIX A

IMPERVA, INC. 2011 STOCK OPTION AND INCENTIVE PLAN

Special Terms and Conditions for Participants Outside the U.S.

This Appendix includes additional country-specific terms and conditions that apply to Participants who reside and/or work in countries listed below. This Appendix is part of the Agreement and contains terms and conditions material to participation in the Plan. Unless otherwise provided below, capitalized terms used but not defined herein shall have the same meanings assigned to them in the Plan and the Agreement.

This Appendix includes information regarding exchange controls and certain other issues of which Participant should be aware, and is current as of April 2017. Participant acknowledges that local exchange control laws may apply to Participant as a result of the acquisition of Shares, opening of an off-shore bank or brokerage account and acquisition of foreign currency. By accepting the RSUs, Participant agrees to comply with applicable exchange control laws associated with participation in the Plan. Participant further acknowledges that if he or she has any questions regarding his or her responsibilities in this regard, Participant will seek advice from his or her personal legal advisor, at Participant’s own cost, and further agrees that neither the Company, its Parent, any Subsidiary or affiliate or the Employer will be liable for any fines or penalties resulting from Participant’s failure to comply with applicable laws concerning the acquisition and disposition of Shares.

If Participant is a citizen or resident of a country other than the one in which Participant currently resides and/or works, transfers employment and/or residency after the RSUs are granted or is considered resident of another country for local law purposes, the terms and conditions contained herein may not be applicable to Participant, and the Company shall, in its discretion, determine to what extent the terms and conditions contained herein shall apply to Participant.

Argentina

Securities Law Information.

Neither the RSUs nor the underlying Shares are publicly offered or listed on any stock exchange in Argentina. The offer is private and not subject to the supervision of any Argentine governmental authority.

Exchange Control Information.

Participant is solely responsible for complying with the exchange control rules that may apply in connection with participation in the Plan and/or transfer of proceeds from any dividends or the sale of Shares acquired under the Plan into Argentina. Prior to transferring proceeds from any dividends or the sale of Shares into Argentina, Participant should consult his or her local bank and/or exchange control advisor to confirm what will be required by the bank as interpretations of the applicable Argentine Central Bank regulations vary by bank and exchange control rules and regulations are subject to change without notice.

Tax Reporting Information.

If Participant holds Shares as of December 31 of any year, Participant is required to report the holding of the Shares on his or her tax return for the relevant year.

Australia

Securities Law Information.

If Participant acquires Shares pursuant to the RSUs and Participant offers the Shares for sale to a person or entity resident in Australia, the offer may be subject to disclosure requirements under Australian law. Participant should obtain legal advice on disclosure obligations prior to making any such offer.

Exchange Control Information.

Exchange control reporting is required for cash transactions exceeding A$10,000 and for international fund transfers. If an Australian bank is assisting with the transaction, the bank will file the report on Participant’s behalf.

Brazil

Compliance with Law.

By accepting the RSUs, Participant acknowledges that he or she agrees to comply with applicable Brazilian laws and to pay any and all applicable taxes associated with the vesting of the RSUs, the sale of the Shares acquired pursuant thereto, and the receipt of any dividends.

Acknowledgement of Nature of the Grant.

This provision supplements section 8 of the Agreement:

By accepting the RSUs, Participant agrees that he or she is making an investment decision, the Shares will be issued to Participant only if the vesting conditions are met and any necessary services are rendered by Participant over the vesting period, and the value of the underlying Shares is not fixed and may increase or decrease in value over the vesting period without compensation to Participant.

Exchange Control Information.

If Participant is a resident of or domiciled in Brazil, he or she will be required to submit an annual declaration of assets and rights held outside of Brazil to the Central Bank of Brazil if the aggregate value of the assets and rights is equal to or greater than US$100,000. Assets and rights that must be reported include Shares acquired under the Plan.

Tax on Financial Transactions (IOF).

Repatriation of funds (e.g., sale proceeds) into Brazil and the conversion of USD into BRL associated with such fund transfers may be subject to the Tax on Financial Transactions. It is Participant’s responsibility to comply with any applicable Tax on Financial Transactions arising from Participant’s participation in the Plan. Participant should consult with his or her personal tax advisor for additional details.

Canada

Securities Law Information.

Participant acknowledges that he or she is permitted to sell the Shares acquired under the Plan through the designated broker appointed by the Company, provided the sale of the Shares takes place outside of Canada through facilities of a stock exchange on which the Shares are listed (i.e., the NASDAQ Global Select Market).

Termination of Service.

The following provision replaces section 5 of the Agreement:

Upon Participant’s Termination (for any reason and whether or not later found to be invalid or in breach of Canadian laws or the terms of the Participant’s employment agreement, if any), all unvested RSUs shall be immediately forfeited without consideration. For purposes of the preceding sentence, Participant’s right to vest in the RSUs will terminate effective as of the date that is the earlier of (i) the date of Participant’s Termination, (ii) the date Participant receives notice of Termination as an active Employee, Director or Consultant of the Company, or (iii) the date Participant is no longer actively providing service and will not be extended by any notice period (e.g., active service would not include any contractual notice period or any period of “garden leave” or similar period mandated under Canadian laws or the terms of Participant’s employment agreement, if any); the Company shall have the exclusive discretion to determine when Participant is no longer actively providing service for purposes of the RSUs.

Foreign Asset/Account Reporting Information.

Canadian residents are required to report to the tax authorities any foreign specified property on form T1135 (Foreign Income Verification Statement) if the total cost of the foreign specified property exceeds C$100,000 at any time in the year. The form must be filed by April 30 of the following year. The RSUs must be reported -generally at a nil cost - if the C$100,000 cost threshold is exceeded because of other foreign specified property Participant holds. If Shares are acquired, their cost generally is the adjusted cost base (“ACB”) of the Shares. The ACB would normally equal the fair market value of the Shares at vesting, but if Participant owns other shares, this ACB may have to be averaged with the ACB of the other shares. Participant should consult with his or her personal legal advisor to ensure compliance with applicable reporting obligations.

The Following Provisions Apply for Participants Resident in Quebec:

Consent to Receive Information in English.

Participant acknowledges that it is the express wish of the parties that this Agreement, as well as all documents, notices and legal proceedings entered into, given or instituted pursuant hereto or relating directly or indirectly hereto, be written in English.

Les parties reconnaissent avoir exigé la rédaction en anglais de cette convention, ainsi que de tous documents, avis et procédures judiciaires, exécutés, donnés ou intentés en vertu de, ou liés directement ou indirectement à, la présente convention.

Authorization to Release and Transfer Necessary Personal Information.

The following provision supplements section 10 of the Agreement:

Participant hereby authorizes the Company and the Company’s representatives to discuss with and obtain all relevant information from all personnel, professional or not, involved in the administration and operation of the Plan. Participant further authorizes the Company, any Parent, Subsidiary or affiliate and the administrator of the Plan to disclose and discuss the Plan with their advisors. Participant further authorizes the Company and any Parent, Subsidiary or affiliate to record such information and to keep such information in Participant’s Employee file.

Colombia

Labor Law Acknowledgement.

Participant acknowledges that pursuant to Article 128 of the Colombian Labor Code, the Plan and related benefits do not constitute a component of “salary” for any legal purpose. Therefore, they will not be included and / or considered for purposes of calculating any and all labor benefits, such as legal / fringe benefits, vacations, indemnities, payroll taxes, social insurance contributions and / or any other labor-related amount which may be payable.

Securities Law Information.

The Shares are not and will not be registered in the Colombian registry of publicly traded securities (Registro Nacional de Valores y Emisores) and therefore the Shares may not be offered to the public in Colombia. Nothing in this document should be construed as the making of a public offer of securities in Colombia.

Exchange Control Information.

Investments in assets located abroad (including Shares) are subject to registration by Participant with the Central Bank (Banco de la República) if Participant’s aggregate investments held abroad (as of December 31 of the applicable calendar year) equal or exceed US$500,000. When Participant sells Shares acquired under the Plan (or other investments) held abroad, Participant may either choose to keep the resulting sums abroad, or to repatriate them to Colombia. If Participant chooses to repatriate funds to Colombia and has not registered the investment with Banco de la República, Participant will need to file with Banco de la República Form No. 5 upon conversion of funds into local currency, which should be duly completed to reflect the nature of the transaction. If Participant has registered the investment with Banco de la República, then Participant will need to file with Banco de la República Form No. 4 upon conversion of funds into local currency, which should be duly completed to reflect the nature of the transaction. If Participant receives Shares at vesting and immediately sells such Shares, then no registration is required because no Shares are held abroad. Participant should obtain proper legal advice in order to ensure compliance with applicable Colombian regulations.

France

Type of Grant

The RSUs are not intended to qualify for the specific tax and social security treatment under Sections L. 225-197-1 to L. 225-197-6 of the French Commercial Code, as amended.

Consent to Receive Information in English.

By accepting the grant of the RSUs, Participant confirms having read and understood the Plan and the Agreement, which were provided in English language. Participant accepts the terms of these documents accordingly.

En acceptant cette attribution gratuite d’actions, le Participant confirme avoir lu et compris le Plan et ce Contrat, incluant tous leurs termes et conditions, qui ont été transmis en langue anglaise. Le Participant accepte les dispositions de ces documents en connaissance de cause.

Foreign Asset/Account Reporting Information.

Participant may hold Shares acquired under the Plan outside of France provided that Participant annually declares all foreign bank and stock accounts, whether open, current or closed, together on Participant’s personal income tax return. Participant must also declare to the customs and excise authorities any cash or securities that Participant imports or exports without the use of a financial institution when the value of the cash or securities is equal to or exceeds €10,000.

Germany

Exchange Control Information.

Cross-border payments in excess of €12,500, including any cross-border payments received in connection with the sale of Shares acquired under the Plan or any dividends paid on such Shares, must be reported monthly to the German Federal Bank (Bundesbank). For payments made in connection with securities or financial derivatives (including any proceeds from the sale of Shares acquired under the Plan), the report must be made by the 5th day of the month following the month in which the payment was received. The report must be filed electronically. The form of report (“Allgemeines Meldeportal Statistik”) can be accessed via the Bundesbank’s website (www.bundesbank.de) and is available in both German and English. In addition, in the unlikely event that Participant holds Shares exceeding 10% of the total capital of the Company, Participant must report such holdings in the Company on an annual basis. Participant is responsible for complying with applicable reporting requirements.

Hong Kong

WARNING: The contents of this document have not been reviewed by any regulatory authority in Hong Kong. Participant should exercise caution in relation to the offer. If Participant is in any doubt about any of the contents of the Plan, the Agreement, including this Appendix, or other incidental communication materials, Participant should obtain independent professional advice. The RSUs and any Shares acquired upon vesting do not constitute a public offering of securities under Hong Kong law and are available only to eligible individuals employed or engaged by the Company, its Parent, or its Subsidiaries and affiliates. The Plan, the Agreement, including this Appendix, and other incidental communication materials have not been prepared in accordance with and are not intended to constitute a “prospectus” for a public offering of securities under the applicable securities legislation in Hong Kong. The RSUs are intended only for the personal use of each Participant and may not be distributed to any other person.

Settlement.

This provision supplements section 1 of the Agreement:

Shares received at vesting are accepted as a personal investment. Notwithstanding anything to the contrary in the Plan, the RSUs do not entitle Participant to receive a cash payment, and will only be settled in Shares. Further, in the event the RSUs vest and Shares are issued within six (6) months of the Date of Grant, Participant agrees not to sell or otherwise dispose of the Shares prior to the six (6) month anniversary of the Date of Grant.

India

Settlement.

The following provision supplements section 1 of the Agreement:

Due to local regulatory requirements, upon the settlement of the RSUs, Participant agrees to the immediate sale of any Shares issued to Participant. Participant further agrees that the Company is authorized to instruct its designated broker to assist with the mandatory sale of such Shares (on Participant’s behalf pursuant to this authorization) and Participant expressly authorizes the Company’s designated broker to complete the sale of such Shares. Participant acknowledges that the Company’s designated broker is under no obligation to arrange for the sale of the Shares at any particular price. Upon the sale of the Shares, the Company agrees to pay to Participant the cash proceeds from the sale of the Shares, less any brokerage fees or commissions, and subject to any obligation to satisfy Tax-Related Items (see below).

Exchange Control Information.

Participant understands that the RSUs are subject to compliance with the exchange control requirements of the Reserve Bank of India. Participant understands that Participant must repatriate any proceeds from the sale of Shares acquired under the Plan to India within 90 days of receipt and any dividends within 180 days of receipt, or within such other period of time as may be required under applicable regulations. Participant must obtain a foreign inward remittance certificate (“FIRC”) from the bank where Participant deposits the funds and must maintain the FIRC as evidence of the repatriation of funds in the event the Reserve Bank of India or the Company or any Parent, Subsidiary or affiliate requests proof of repatriation.

Tax Obligations.

The following provision replaces section 6 of the Agreement for independent contractors:

If Participant is serving as an independent contractor, not an Employee, he or she acknowledges and agrees to accept all liability for income tax, social insurance, payroll tax, fringe benefits, payment on account or other tax related items arising out of Participant’s participation in the Plan and the acquisition of Shares (“Tax-Related Items”). Participant agrees that the Company and any Parent, Subsidiary or affiliate to which Participant provides services have no obligation to withhold or otherwise satisfy any Tax-Related Items due as a result of Participant’s participation in the Plan and the acquisition of Shares. Participant further acknowledges that the Company and/or any Parent, Subsidiary or affiliate retaining Participant (1) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the award of Shares, including, but not limited to, the issuance of the Shares, the sale of Shares and the receipt of any dividends or any distributions paid on such Shares; and (2) do not commit to and are under no obligation to structure the terms of the grant or any aspect of the Shares to reduce or eliminate Participant’s liability for Tax-Related Items or achieve any particular tax result.

Participant agrees to pay or make adequate arrangements to satisfy all Tax-Related Items. If, notwithstanding this agreement, the Company and/or any Parent, Subsidiary or affiliate are held liable for any Tax-Related Items due on the Shares resulting from a determination that Participant is not an independent contractor or any other reason, Participant agrees to indemnify and hold harmless the Company and any Parent, Subsidiary or affiliate to the extent of any obligation imposed on the Company or any Parent, Subsidiary or affiliate to pay any Tax-Related Items due on the Shares.

Foreign Asset/Account Reporting Information.

Participant is required to declare any foreign bank accounts and any foreign financial assets (including Shares held outside India) in Participant’s annual tax return. Participant is responsible for complying with this reporting obligation and should confer with his or her personal tax advisor in this regard.

Israel

Trust Arrangement.

Participant understands and agrees that the RSUs awarded under the Agreement are awarded subject to and in accordance with the terms and conditions of the Plan, the Appendix A to the Plan for Israel (the “Sub-Plan”), the Trust Agreement (the “Trust Agreement”) between the Company and the Company’s trustee appointed by the

Company or its Subsidiary in Israel (the “Trustee”) and the Agreement, or any successor trustee. In the event of any inconsistencies between the Sub-Plan, the Agreement and/or the Plan, the Sub-Plan will govern.

Nature of Grant.

The following provisions supplement section 8 of the Agreement:

The RSUs are intended to qualify for favorable tax treatment in Israel as a “Capital Gain Award” (as defined in the Sub-Plan) subject to the terms and conditions of Section 102(b)(2) of the Income Tax Ordinance (New Version) – 1961 (“Section 102”) (as defined in the Sub-Plan) and the rules promulgated therunder. Notwithstanding the foregoing, by accepting the RSUs, Participant acknowledges that the Company cannot guarantee or represent that the favorable tax treatment under Section 102 will apply to the RSUs.

By accepting the RSUs, Participant: (a) acknowledges receipt of and represents that Participant has read and is familiar with the terms and provisions of Section 102, the Plan, the Sub-Plan, the Trust Agreement and the Agreement; (b) accepts the RSUs subject to all of the terms and conditions of the Agreement, the Plan, the Sub-Plan, the Trust Agreement and Section 102 and the rules promulgated thereunder; and (c) agrees that the RSUs and/or any Shares issued in connection therewith, will be registered for the benefit of Participant in the name of the Trustee as required to qualify under Section 102.

Participant hereby undertakes to release the Trustee from any liability in respect of any action or decision duly taken and bona fide executed in relation to the Plan, or any RSUs or Share granted thereunder. Participant agrees to execute any and all documents which the Company or the Trustee may reasonably determine to be necessary in order to comply with Section 102 and the Income Tax Ordinance (New Version) – 1961 (“ITO”).

Payment.

Notwithstanding the Vesting Schedule set forth on the Notice, if the vesting of the RSUs occurs during the “Holding Period” (as defined in the Sub-Plan), the Shares issued upon the vesting of the RSUs shall be issued to and deposited with the Trustee for the benefit of Participant and shall be held in trust for the Holding Period. After termination of the Holding Period, the Trustee may release the RSUs and any Shares issued with respect thereto under the terms set forth in the Sub-Plan, and in accordance with the terms and conditions of Section 102, the ITO and any approval by the Israeli Tax Authority (“ITA”).

In the event that such vesting occurs after the end of the Holding Period, the Shares issued upon the vesting of the RSUs shall either (i) be deposited with the Trustee, or (ii) be transferred to Participant directly or into a brokerage account in his or her name, provided that Participant first complies with his or her obligations for Tax-Related Items.

In the event that Participant elects to have the Shares transferred to Participant without selling such Shares, Participant shall become liable to pay Tax-Related Items immediately in accordance with the provisions of the ITO. Participant will not be entitled to receive the Shares prior to the full payment of Tax-Related Items and neither the Company not the Trustee shall be required to release any Shares to Participant until all payments required to be made under the ITO have been fully satisfied.

Data Privacy.

The following provision supplements section 10 of the Agreement:

Without derogating from the scope of section 10 of the Agreement, Participant hereby explicitly consents to the transfer of Data between the Company, the Trustee, and/or a designated Plan broker, including any requisite transfer of such Data outside of the Participant’s country and further transfers thereafter as may be required to a broker or other third party.

Electronic Delivery and Acceptance.

The following provision supplements section 15 of the Agreement.

To the extent required pursuant to Israeli tax law and/or by the Trustee, Participant consents and agrees to deliver hard-copy written notices and/or actual copies of any notices or confirmations provided by Participant related to his or her participation in the Plan.

Securities Law Information.

The RSUs are offered in accordance with an exemption from the requirement to publish a prospectus which the Company received from the Israel Securities Authority on January 26, 2012, under Section 15D of the Israeli Securities Law, 1968.

The Shares available under the Plan are registered in the U.S. pursuant to the Form S-8 registration statement which was filed with the U.S. Securities and Exchange Commission on February 21, 2013.

Participant may obtain a copy of the Plan and the Forms S-8, including the documents referenced therein, from the Company’s intranet site located at:

https://compass.imperva.com/community/legal/stock_plan_prospectuses. These documents are also available at Participant’s local office.

Italy

Authorization to Release and Transfer Necessary Personal Information.

The following provision replaces in its entirety section 10 of the Agreement:

Participant understands that the Employer and/or the Company may hold certain personal information about Participant, including, but not limited to, Participant’s name, home address, email address and telephone number, date of birth, social security number, passport number (or any other social or national identification number), salary, nationality, job title, number of Shares held and the details of all RSUs or any other entitlement to Shares awarded, cancelled, exercised, vested, unvested or outstanding (the “Data”) for the purpose of implementing, administering and managing Participant’s participation in the Plan. Participant is aware that providing the Company with Participant’s Data is necessary for the performance of the Agreement and that Participant’s refusal to provide such Data would make it impossible for the Company to perform its contractual obligations and may affect Participant’s ability to participate in the Plan.

The Controller of personal data processing is Imperva, Inc., 1194 3400 Bridge Parkway, Suite 200, Redwood Shores, CA 94065, U.S.A., and, pursuant to D.lgs 196/2003, its representative in Italy is Imperva Italy s.r.l., c/o Regus Business Center, Via Senigallia, 18/2 Torre A, 20161 Milano, Italy. Participant understands that the Data may be transferred to the Company or any of its Parent, Subsidiaries or affiliates, or to any third parties assisting in the implementation, administration and management of the Plan, including any transfer required to a broker or other third party with whom Shares acquired pursuant to the vesting of the RSUs or cash from the sale of such Shares may be deposited. Furthermore, the recipients that may receive, possess, use, retain and transfer such Data for the above mentioned purposes may be located in Italy or elsewhere, including outside of the European Union and that the recipients’ country (e.g., the United States) may have different data privacy laws and protections than Participant’s country. The processing activity, including the transfer of Participant’s personal data abroad, outside of the European Union, as herein specified and pursuant to applicable laws and regulations, does not require Participant’s consent thereto as the processing is necessary for the performance of contractual obligations related to the implementation, administration and management of the Plan. Participant understands that Data processing relating to the purposes above specified shall take place under automated or non-automated conditions, anonymously when possible, that comply with the purposes for which Data are collected and with confidentiality and security provisions as set forth by applicable laws and regulations, with specific reference to D.lgs. 196/2003.

Participant understands that Data will be held only as long as is required by law or as necessary to implement, administer and manage Participant’s participation in the Plan. Participant understands that pursuant to art.7 of D.lgs 196/2003, Participant has the right, including but not limited to, access, delete, update, request the rectification of Participant’s Data and cease, for legitimate reasons, the Data processing. Furthermore, Participant is aware that Participant’s Data will not be used for direct marketing purposes. In addition, the Data provided can be reviewed and questions or complaints can be addressed by contacting a local human resources representative.

Plan Document Acknowledgement.

In accepting the RSUs, Participant acknowledges that Participant has received a copy of the Plan and the Agreement and has reviewed the Plan and the Agreement, including this Appendix, in their entirety and fully understands and accepts all provisions of the Plan and the Agreement, including this Appendix. Participant further acknowledges that Participant has read and specifically and expressly approves the following sections of the Agreement: section 1: Settlement, section 4: No Transfer; section 5: Termination, section 6: Tax Obligations, section 8: Acknowledgement of Nature of the Grant; section 9: No Advice Regarding Grant, section 11: Entire Agreement; Enforcement of Rights, section 12: Compliance with Laws and Regulations; section 13: Governing Law and Venue; Severability, section 14: Electronic Delivery and Acceptance; section 15: Language, section 16: Appendix, section 17: Imposition of Other Requirements and the Data Privacy provisions above.

Foreign Asset/Account Reporting Information.

Italian residents who, during the fiscal year, hold investments abroad or foreign financial assets (e.g., cash, Shares and RSUs) which may generate income taxable in Italy are required to report such on their annual tax returns (UNICO form, RW Schedule) or on a special form if no tax return is due. The same reporting obligations apply to Italian residents who, even if they do not directly hold investments abroad or foreign financial assets (e.g., cash, Shares and RSUs), are beneficial owners of the investment pursuant to Italian money laundering provisions.

Tax on Foreign Financial Assets.

The value of the financial assets held outside of Italy by Italian residents is subject to a foreign asset tax at an annual rate of 2 per thousand (0.2%) . The taxable amount will be the fair market value of the financial assets (including Shares) assessed at the end of the calendar year. No tax payment duties arise if the amount of the foreign assets tax calculated on all financial assets held abroad does not exceed €12.

Japan

Foreign Asset/Account Reporting Information.

Participant is required to report details of any assets held outside of Japan as of December 31 (including Shares acquired under the Plan), to the extent such assets have a total net fair market value exceeding ¥50 million. Such report will be due by March 15 each year. Participant should consult with his or her personal tax advisor to determine if the reporting obligation applies to his or her personal situation.

Korea

Exchange Control Information.

Exchange control laws require Korean residents who realize US$500,000 or more from the sale of Shares or the receipt of dividends in a single transaction to repatriate the sale proceeds back to Korea within three years of the sale/receipt.

Foreign Asset/Account Reporting Information.

If Participant is a Korean resident, Participant must declare all of his or her foreign financial accounts (including any brokerage account) to the Korean tax authority and file a report with respect to such accounts if the value of such accounts exceeds KRW 1 billion (or an equivalent amount in foreign currency). Participant should consult with his or her personal tax advisor as to whether the reporting obligation applies.

Mexico

Acknowledgements.

This provision supplements section 8 of the Agreement:

By accepting the RSUs, Participant acknowledges that he or she has received a copy of the Plan and the Agreement, including this Appendix, which he or she has reviewed. Participant further acknowledges that he or she accepts all the provisions of the Plan and the Agreement, including this Appendix. Participant also acknowledges that he or she has read and specifically and expressly approves the terms and conditions set forth in section 8 of the Agreement, which clearly provide as follows:

1.	Participant’s participation in the Plan does not constitute an acquired right;

2.	The Plan and Participant’s participation in it are offered by the Company on a wholly discretionary basis;
3.	Participant’s participation in the Plan is voluntary; and
4.	The Company and its Subsidiaries are not responsible for any decrease in the value of any Shares acquired upon exercise of the RSUs.

Labor Law Acknowledgement and Policy Statement.

By accepting the RSUs, Participant acknowledges that Imperva, Inc. with registered offices at 3400 Bridge Parkway, Suite 200, Redwood Shores, CA 94065, U.S.A, is solely responsible for the administration of the Plan. Participant further acknowledges that his or her participation in the Plan, the grant of the RSUs and any acquisition of Shares under the Plan do not constitute an employment relationship between Participant and the Company because Participant is participating in the Plan on a wholly commercial basis. Based on the foregoing, Participant expressly acknowledges that the Plan and the benefits that he or she may derive from participation in the Plan do not establish any rights between Participant and the Company, and do not form part of any employment agreement between the Participant and the Company or any Parent or Subsidiary of the Company, and any modification of the Plan or its termination shall not constitute a change or impairment of the terms and conditions of Participant’s employment.

Participant further understands that his or her participation in the Plan is the result of a unilateral and discretionary decision of the Company and, therefore, the Company reserves the absolute right to amend and/or discontinue Participant’s participation in the Plan at any time, without any liability to Participant.

Finally, Participant hereby declares that he or she does not reserve to him or herself any action or right to bring any claim against the Company for any compensation or damages regarding any provision of the Plan or the benefits derived under the Plan, and that he or she therefore grants a full and broad release to the Company, any Parent or Subsidiaries, affiliates, branches, representation offices, shareholders, officers, agents and legal representatives, with respect to any claim that may arise.

Reconocimientos.

Esta disposición suplementa la sección 8 del Contrato:

Al aceptar las Unidades de Acciones Restringidas, el Partícipe reconoce que ha recibido una copia del Plan y del Contrato, incluyendo este Anexo, que ha sido revisado por el Partícipe. El Partícipe reconoce, además, que acepta todas las disposiciones del Plan y del Contrato, incluyendo este Anexo. El Partícipe también reconoce que ha leído la sección 8 del Contrato y específica y expresamente aprueba los términos y condiciones establecidos en dicha Sección, que claramente establece lo siguiente:

1.	La participación del Partícipe en el Plan no constituye un derecho adquirido;
2.	El Plan y la participación del Partícipe en el Plan se ofrecen por la Compañía de manera totalmente discrecional;
3.	La participación del Partícipe en el Plan es voluntaria; y
4.	La Compañía y sus Subsidiarias no son responsables por cualquier disminución en el valor de las Acciones adquiridas al ejercer las Unidades de Acciones Restringidas.

Reconocimiento de Ley Laboral y Declaración de Política.

Al aceptar las Unidades de Acciones Restringidas, el Partícipe reconoce que Imperva, Inc., con oficinas registradas en 3400 Bridge Parkway, Suite 200, Redwood Shores, CA 94065, EE.UU., es únicamente responsable por la administración del Plan. Además, el Partícipe reconoce que su participación en el Plan, el otorgamiento de las Unidades de Acciones Restringidas y cualquier adquisición de Acciones de conformidad con el Plan no constituyen una relación labora entre el Partícipe y la Compañía, toda vez que el Partícipe está participando en el Plan sobre una base exclusivamente comercial. Con base en lo anterior, el Partícipe expresamente reconoce que el Plan y los beneficios que deriven de la participación en el Plan no establecen derecho alguno entre el Partícipe y la Compañía y no forman parte de ningún contrato laboral entre el Participe y la Compañía o Matriz o Subsidiaria de la Compañía, y cualquier modificación del Plan o su terminación no constituirá un cambio o deterioro de los términos y condiciones del contrato laboral del Partícipe.

Además, el Partícipe entiende que su participación en el Plan es resultado de una decisión unilateral y discrecional de la Compañía y, por lo tanto, la Compañía se reserva el derecho absoluto de modificar y/o discontinuar la participación del Partícipe en el Plan en cualquier momento, sin responsabilidad alguna para con el Partícipe.

Finalmente, el Partícipe en este acto manifiesta que no se reserva ninguna acción o derecho para interponer una demanda o reclamación en contra de la Compañía por cualquier compensación o daño o perjuicio en relación con cualquier disposición del Plan o de los beneficios derivados del Plan y, en consecuencia, otorga un amplio y total finiquito a la Compañía, Matriz o Subsidiaria de la Compañía,, afiliadas, sucursales, oficinas de representación, accionistas, directores, funcionarios, agentes y representantes legales con respecto a cualquier demanda o reclamación que pudiera surgir.

Netherlands

No special provisions.

Panama

Securities Law Information.

The RSUs and any Shares which may be issued to Participant upon vesting and settlement are not subject to registration under Panamanian law as they are not intended for the public, but solely offered in a private transaction for Participant’s benefit.

Poland

Foreign Asset/Account Reporting Information.

Polish residents holding foreign securities (including Shares) and maintaining accounts abroad (including any brokerage account) must report information to the National Bank of Poland on transactions and balances of the securities and cash deposited in such accounts if the value of such securities and cash (calculated individually or together with all other assets/liabilities held abroad) exceeds a specified threshold (currently PLN7,000,000). If required, the reports are due on a quarterly basis on special forms available on the website of the National Bank of Poland.

Exchange Control Information.

Any transfer of funds in excess of a specified threshold (currently PLN15,000) must be effected through a bank account in Poland. Participant should maintain evidence of such foreign exchange transactions for five (5) years, in case of a request for their production by the National Bank of Poland.

Russia

U.S. Transaction.

Participant understands that the grant of the RSUs is a right to receive Shares if certain conditions are met and that the offer is made by the Company in the United States. Upon vesting of the RSUs, any Shares to be issued to Participant shall be delivered to Participant through a brokerage account in the United States.

Exchange Control Information.

Upon the sale of Shares acquired under the Plan or the receipt of dividends, Participant must repatriate the proceeds back to Russia within a reasonably short time after receipt. Participant may remit proceeds to Participant’s foreign currency account at an authorized bank in Russia or in a foreign bank account opened in accordance with Russian exchange control laws. Participant should contact Participant’s personal advisor before remitting Participant’s sale proceeds or dividends to Russia.

Securities Law Information.

Participant is not permitted to sell Shares directly to other Russian legal entities or residents.

The grant of the RSUs and the distribution of the Plan and all other materials Participant may receive regarding participation in the Plan do not constitute an offering or the advertising of securities in Russia. The issuance of

Shares pursuant to the Plan has not and will not be registered in Russia and, therefore, the Shares may not be used for an offering or public circulation in Russia. In no event will Shares be delivered to Participant in Russia; all Shares acquired under the Plan will be maintained on Participant’s behalf in the United States.

Data Privacy Acknowledgement.

Participant hereby acknowledges that he or she has read and understands the terms regarding collection, processing and transfer of Data contained in the Agreement and by participating in the Plan, Participant agrees to such terms. In this regard, upon request of the Company or the Employer, Participant agrees to provide an executed data privacy consent form to the Company or the Employer (or any other agreements or consents that may be required by the Company or the Employer) that the Company and/or the Employer may deem necessary to obtain under the data privacy laws of Russia, either now or in the future.

Labor Law Information.

If Participant continues to hold Shares after involuntary Termination, Participant may not be eligible to receive unemployment benefits in Russia.

Anti-Corruption Information.

Anti-corruption laws prohibit certain public servants, their spouses, and their dependent children from owning any foreign-source financial instruments (e.g., shares for foreign companies such as the Company). Accordingly, Participant should inform the Company if he or she is covered by these laws because Participant should not hold Shares acquired under the Plan.

Singapore

Restriction on Sale of Shares. Shares acquired under the Plan may not be sold or otherwise offered for sale in Singapore prior to the six (6) month anniversary of the Date of Grant, unless such sale or offer in Singapore is made pursuant to the exemptions under Part XIII Division (1) Subdivision (4) (other than section 280) of the Singapore Securities and Futures Act (Chapter 289, 2006 Ed.) (“SFA”).

Securities Law Information.

The RSUs are being granted pursuant to the “Qualifying Person” exemption under section 273(1)(f) of the SFA under which the grant is exempt from prospectus and registration requirements and is not made with a view to the underlying Shares being subsequently offered for sale to any other party. The Plan has not been lodged or registered as a prospectus with the Monetary Authority of Singapore.

Chief Executive Officer and Director Reporting Notice.

If Participant is the chief executive officer (“CEO”), a director, associate director or shadow director of a Singapore Subsidiary or affiliate of the Company, as the terms are used in the Singapore Companies Act (the “SCA”), Participant agrees to comply with notification requirements under the SCA. Among these requirements is an obligation to notify the Singapore Subsidiary or affiliate in writing when Participant receives an interest (e.g., RSUs, Shares) in the Company or any related companies (including when Participant sells Shares acquired from the RSUs). In addition, Participant must notify the Singapore Subsidiary or affiliate when Participant sells or receives Shares of the Company or any related company (including when Participant sells or receives Shares acquired under the Plan). These notifications must be made within two business days of (i) acquiring or disposing of any interest in the Company or any related company, (ii) any change in the previously disclosed interest (e.g., when the RSUs vest), or (iii) becoming CEO or a director, associate director or shadow director if such an interest exists that that time. Participant should consult with his or her personal legal advisor regarding his or her notification obligations under the SCA.

South Africa

Securities Law Information.

In compliance with South African securities laws, the documents listed below are available for review on the Company’s “Investor Relations” website at http://www.imperva.com/company/investors.

(i)a copy of the Company’s most recent annual report (i.e., Form 10-K); and

(ii)a copy of the Plan Prospectus.

A copy of the above documents will be sent to Participant free of charge on written request to: Imperva, Inc., Stock Plan Administrator, 3400 Bridge Parkway, Suite 200, Redwood Shores, California 94065, U.S.A.

Participant should read the materials provided before making a decision whether to participate in the Plan. In addition, Participant should contact Participant’s tax advisor for specific information concerning his or her personal tax situation with regard to the Plan participation.

Tax Obligations.

The following provision supplements section 6 of the Agreement:

If Participant is an Employee, he or she must notify the Employer of the amount of any gain realized upon vesting of the RSUs. If Participant fails to advise the Employer of the gain realized upon vesting, then Participant may be liable for a fine. Participant will be responsible for paying any difference between the actual tax liability and the amount withheld.

Exchange Control Information.

Participant should consult his or her personal advisor prior to the acquisition or sale of Shares under the Plan or the receipt of dividends to ensure compliance with applicable exchange control regulations in South Africa, as such regulations are subject to frequent change. Participant is solely responsible for complying with all exchange control laws in South Africa, and neither the Company nor any Parent or Subsidiary will be liable for any fines or penalties resulting from Participant’s failure to comply with South African exchange control laws.

Spain

No Entitlement for Claims or Compensation.

The following provisions replace section 5 of the Agreement:

By accepting the RSUs, Participant consents to participation in the Plan and acknowledges that Participant has received a copy of the Plan document.

Participant understands and agrees that, as a condition of the grant of the RSUs, if Participant’s service Terminates (for any reason whatsoever, whether or not later to be found invalid or in breach of employment laws in the jurisdiction where Participant is employed or the terms of Participant’s employment agreement, if any), all unvested RSUs shall be forfeited to the Company forthwith, and all rights of Participant to such RSUs shall immediately terminate and will not be extended by any notice period (e.g., active services would not include any contractual notice period or any period of “garden leave” or similar period mandated under employment laws in the jurisdiction where Participant is employed or the terms of Participant’s employment agreement, if any). In particular, Participant understands and agrees that any unvested RSUs shall be forfeited without entitlement to the underlying Shares or to any amount as indemnification in the event of a Termination, including, but not limited to: resignation, disciplinary dismissal adjudged to be with Cause, disciplinary dismissal adjudged or recognized to be without Cause, individual or collective layoff on objective grounds, whether adjudged to be with Cause or adjudged or recognized to be without Cause, material modification of the terms of employment under Article 41 of the Workers’ Statute, relocation under Article 40 of the Workers’ Statute, Article 50 of the Workers’ Statute, unilateral withdrawal by the Employer, and under Article 10.3 of Royal Decree 1382/1985. In case of any dispute as to whether Termination has occurred (including whether Participant may still be considered to be providing services while on an approved leave of absence), the Committee shall have sole discretion to determine whether such Termination has occurred and the effective date of such Termination.

Participant understands that the Company has unilaterally, gratuitously and in its sole discretion decided to grant RSUs under the Plan to individuals who may be Employees, Directors or Consultants throughout the world. The decision is limited and entered into based upon the express assumption and condition that any RSUs will not economically or otherwise bind the Company or any Parent, Subsidiary or affiliate, including the Employer, on an ongoing basis, other than as expressly set forth in the Agreement. Consequently, Participant understands that the RSUs are granted on the assumption and condition that the RSUs shall not become part of any employment contract (whether with the Company or any Parent, Subsidiary or affiliate, including the Employer) and shall not be considered a mandatory benefit, salary for any purpose (including severance compensation) or any other right whatsoever. Furthermore, Participant understands and freely accepts that there is no guarantee that any benefit whatsoever shall arise from the grant of RSUs, which is gratuitous and discretionary, since the future value of the RSUs and the underlying Shares is unknown and unpredictable. Participant also understands that the grant of RSUs would not be made but for the assumptions and conditions set forth hereinabove; thus, Participant understands, acknowledges and freely accepts that, should any or all of the assumptions be mistaken or any of the conditions not be met for any reason, the RSUs and any right to the underlying Shares shall be null and void.

Securities Law Information.

No “offer of securities to the public”, as defined under Spanish law, has taken place or will take place in the Spanish territory with respect to the RSUs. No public offering prospectus has been nor will be registered with the Comisión Nacional del Mercado de Valores (Spanish Securities Exchange Commission) (“CNMV”). Neither the Plan nor the Agreement constitute a public offering prospectus and they have not been, nor will they be, registered with the CNMV.

Exchange Control Information.

It is Participant’s responsibility to comply with exchange control regulations in Spain. Participant must declare the acquisition of Shares for statistical purposes to the Spanish Direccion General de Comercio e Inversiones (the “DGCI”) of the Ministry of Economy and Competitiveness. In addition, Participant must also file a Form D-6 with the Directorate of Foreign Transaction each January in which the Shares are owned. The sale of Shares also must be declared on Form D-6 filed with the DGCI in January, unless the sale proceeds exceed the applicable threshold (currently €1,502,530), in which case, the filing is due within one month after the sale.

Foreign Asset/Account Reporting Information. Participant is required to declare electronically to the Bank of Spain any securities accounts (including brokerage accounts held abroad), as well as the Shares held in such accounts if the value of the transactions during the prior tax year or the balances in such accounts as of December 31 of the prior tax year exceed €1,000,000.

Further, to the extent that Participant holds Shares and/or has bank accounts outside Spain with a value in excess of €50,000 (for each type of asset) as of December 31, Participant will be required to report information on such assets on his or her tax return (tax form 720) for such year. After such Shares and/or accounts are initially reported, the reporting obligation will apply for subsequent years only if the value of any previously-reported Shares or accounts increases by more than €20,000 or if Participant sells or otherwise disposes of any previously-reported Shares or accounts.

Sweden

No special provisions.

Switzerland

Securities Law Information.

The grant of the RSUs under the Plan is considered a private offering in Switzerland and is, therefore, not subject to registration in Switzerland. Neither this document nor any other material related to the RSUs constitutes a prospectus as such term is understood pursuant to Article 652a of the Swiss Code of Obligations, and neither this document nor any other materials related to the RSUs may be publicly distributed or otherwise made publicly available in Switzerland. Neither this document not any other offering or marketing material has been or will be filed with, approved or supervised by any Swiss regulatory authority (in particular, the Swiss Financial Supervisory Authority (FINMA)).

Taiwan

Data Privacy Acknowledgement.

Participant hereby acknowledges that he or she has read and understands the terms regarding collection, processing and transfer of Data contained in section 10 of the Agreement and by participating in the Plan, Participant agrees to such terms. In this regard, upon request of the Company or the Employer, Participant agrees to provide an executed data privacy consent form to the Employer or the Company (or any other agreements or consents that may be required by the Employer or the Company) that the Company and/or the Employer may deem necessary to obtain under the data privacy laws in Participant’s country, either now or in the future. Participant understands that he or she will not be able to participate in the Plan if he or she fails to execute any such consent or agreement.

Securities Law Information.

The RSUs and the Shares to be issued pursuant to RSUs are available only for select individuals providing services to the Company and its Parents, Subsidiaries and affiliates. The grant of RSUs is not a public offer of securities by a Taiwanese company.

Exchange Control Information.

Participant may acquire and remit foreign currency (including proceeds from the sale of Shares and any cash dividends) up to US$5,000,000 per year without justification. If the transaction amount is TWD500,000 or more in a single transaction, Participant must submit a Foreign Exchange Transaction Form to the remitting bank and may also be required to provide additional supporting documentation to the satisfaction of the remitting bank.

Turkey

Securities Law Information.

The RSUs are made available only to Employees or Consultants of the Company, its Parent, Subsidiaries or affiliates, and the offer of participation in the Plan is a private offering. The grant of RSUs and the issuance of Shares at vesting take place outside of Turkey. Participant must sell Shares acquired under the Plan outside Turkey. The Shares are currently traded on the NASDAQ Global Select Market in the U.S. under the ticker symbol “IMPV” and may be sold on this exchange.

Financial Intermediary Obligation. Any activity related to investments in foreign securities (e.g., the sale of Shares) should be conducted through a bank or financial intermediary institution licensed by the Turkey Capital Markets Board and should be reported to the Turkish Capital Markets Board. Participant is solely responsible for complying with this requirement and should consult with his or her personal legal advisor for further information regarding any obligations in this respect.

United Arab Emirates

Securities Law Information.

The RSUs under the Plan are granted only to select Employees of the Company and its Parent, Subsidiaries and affiliates and are in the nature of providing employee equity incentives in the United Arab Emirates, including the Dubai Creative Clusters Authority. The Plan and the Agreement are intended for distribution only to such Employees and must not be delivered to, or relied on by, any other person. Prospective purchasers of the securities offered should conduct their own due diligence on the securities. If Participant does not understand the contents of the Plan and the Agreement, he or she should consult an authorized financial adviser. The Emirates Securities and Commodities Authority and the Dubai Financial Services Authority have no responsibility for reviewing or verifying any documents in connection with the Plan. Neither the Ministry of Economy, the Dubai Department of Economic Development nor the Dubai Financial Services Authority have approved the Plan or the Agreement nor taken steps to verify the information set out therein, and have no responsibility for such documents.

This statement also relates to any Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority.

United Kingdom

Employees Only.

In the United Kingdom, only Employees are eligible to be granted RSUs pursuant to the following additional terms:

Joint Election.

As a condition of the vesting of the RSUs under the Plan, Participant agrees to accept any liability for secondary Class 1 National Insurance contributions (“Employer NICs”) which may be payable by the Company or the Employer with respect to the vesting of the RSUs or otherwise payable in connection with the issuance of Shares. To accomplish the foregoing, Participant agrees to execute a joint election with the Company and/or the Employer (the “Election”), the form of such Election being formally approved by HM Revenue and Customs (“HMRC”), and any other consent or elections required to accomplish the transfer of the Employer NICs to Participant. Participant further agrees to execute such other joint elections as may be required between Participant and any successor to the Company and/or the Employer. Participant agrees to enter into an Election prior to the vesting of the RSUs. Participant further agrees that the Company and/or the Employer may collect the Employer NICs by any of the means set forth in section 6 of the Agreement.

Tax Obligations.

The following supplements section 6 of the Agreement:

Without limitation to Section 6 of the Agreement, Participant agrees that Participant is liable for all Tax-Related Items and hereby covenants to pay all such Tax-Related Items as and when requested by the Company or the Employer or by Her Majesty’s Revenue and Customs (“HMRC”) (or any other tax authority or any other relevant authority). Participant also agrees to indemnify and keep indemnified the Company and the Employer against any Tax–Related Items that they are required to pay or withhold on Participant’s behalf or have paid or will pay to HMRC (or any other tax authority or any other relevant authority).

IMPERVA, INC.

2011 STOCK OPTION AND INCENTIVE PLAN

NOTICE OF STOCK OPTION GRANT

Unless otherwise defined herein, the terms defined in the Imperva, Inc. (the “Company”) 2011 Stock Option and Incentive Plan (the “Plan”) shall have the same meanings in this Notice of Stock Option Grant (the “Notice”).

Name:
Address:

You (“Participant”) have been granted an option to purchase Shares of Common Stock of the Company under the Plan subject to the terms and conditions of the Plan, this Notice and the Stock Option Award Agreement, including any country‑specific terms and conditions contained in the attached Appendix (together, the “Agreement”).

Date of Grant:
Vesting Commencement Date:
Exercise Price per Share:
Total Number of Shares:
Type of Option:	_____ Non‑Qualified Stock Option (________ Options)
_____ Incentive Stock Option (________ Options)
Expiration Date:
Post‑Termination Exercise Period:	Termination for Cause = None
Voluntary Termination = 3 Months
Termination without Cause = 3 Months
Disability = 12 Months
Death = 12 Months
Vesting Schedule:

Subject to the limitations set forth in this Notice, the Plan and the Agreement, the Option will vest and may be exercised, in whole or in part, in accordance with the following schedule: [INSERT VESTING SCHEDULE]

You acknowledge that the vesting of the Options pursuant to this Notice is earned only by continuing service as an active Employee, Director or Consultant of the Company. You also understand that this Notice is subject to the terms and conditions of both the Agreement and the Plan, both of which are incorporated herein by reference. By signing below or electronically accepting the Agreement, you confirm you have read and agreed to the terms and conditions of this Notice, the Agreement and the Plan.

PARTICIPANT:	IMPERVA, INC.

Signature:	By:
Print Name:	Its:
Date:	Date:

IMPERVA, INC.

2011 STOCK OPTION AND INCENTIVE PLAN

STOCK OPTION AWARD AGREEMENT

Unless otherwise defined herein, the terms defined in the Imperva, Inc. (the “Company”) 2011 Stock Option and Incentive Plan (the “Plan”) shall have the same defined meanings in this Stock Option Award Agreement, including any country‑specific terms and conditions contained in the attached Appendix (together, the “Agreement”).

Participant has been granted an option to purchase Shares (the “Option”), subject to the terms and conditions of the Plan, the Notice of Stock Option Grant (the “Notice”) and this Agreement.

1. Vesting Rights. Subject to the applicable provisions of the Plan and this Agreement, this Option may be exercised, in whole or in part, in accordance with the schedule set forth in the Notice. In the event Participant’s Termination (for any reason whatsoever, whether or not later found to be invalid or in breach of employment laws in the jurisdiction where Participant is employed or the terms of Participant’s employment agreement, if any), Participant’s right to vest in the Option under the Plan, if any, will terminate effective as of the date that Participant is no longer actively providing services and will not be extended by any notice period (e.g., active services would not include any contractual notice period or any period of “garden leave” or similar period mandated under employment laws in the jurisdiction where Participant is employed or the terms of Participant’s employment agreement, if any); the Committee shall have the exclusive discretion to determine when Participant is no longer actively providing services for purposes of his or her Option grant (including whether Participant may still be considered to be providing services while on an approved leave of absence).

2. Termination Period.

(a) General Rule. Except as provided below, and subject to the Plan, this Option may be exercised for three months after Participant’s Termination with the Company or any Parent or Subsidiary. In no event shall this Option be exercised later than the Expiration Date set forth in the Notice.

(b) Death; Disability. Unless provided otherwise in the Notice, upon Participant’s Termination by reason of his or her Disability or death, or if a Participant dies within three months of the Termination Date, this Option may be exercised for twelve months, provided that in no event shall this Option be exercised later than the Expiration Date set forth in the Notice.

(c) Cause. Upon Participant’s Termination for Cause, the Option shall expire on such date of Participant’s Termination Date.

(d) Measurement Date. In the event of Participant’s Termination (whether or not in breach of local labor laws), Participant’s right to exercise the Option after Termination, if any, will be measured by the date of termination of Participant’s active services and will not be extended by any notice period mandated under employment laws in the jurisdiction where Participant is employed or terms of Participant’s employment agreement, if any).

3. Grant of Option. The Participant named in the Notice has been granted an Option for the number of Shares set forth in the Notice at the exercise price per Share set forth in the Notice (the “Exercise Price”). In the event of a conflict between the terms and conditions of the Plan and the terms and conditions of this Agreement, the terms and conditions of the Plan shall prevail. If designated in the Notice as an Incentive Stock Option (“ISO”), this Option is intended to qualify as an Incentive Stock Option under Section 422 of the Code. However, if this Option is intended to be an ISO, to the extent that it exceeds the $100,000 rule of Code Section 422(d) it shall be treated as a Nonqualified Stock Option (“NSO”).

4. Exercise of Option.

(a) Right to Exercise. This Option is exercisable during its term in accordance with the Vesting Schedule set forth in the Notice and the applicable provisions of the Plan and this Agreement. In the event of Participant’s death, Disability, Termination for Cause or other Termination, the exercisability of the Option is governed by the applicable provisions of the Plan, the Notice and this Agreement.

(b) Method of Exercise. This Option is exercisable by delivery of an exercise notice (the “Exercise Notice”), which shall state the election to exercise the Option, the number of Shares in respect of which the Option is being exercised (the “Exercised Shares”), and such other representations and agreements as may be required by the Company pursuant to the provisions of the Plan. The Exercise Notice shall be delivered in person, by mail, via electronic mail or facsimile or by other authorized method to the Secretary of the Company or other person designated by the Company. The Exercise Notice shall be accompanied by payment of the aggregate Exercise Price as to all Exercised Shares. This Option shall be deemed to be exercised upon receipt by the Company of such fully executed Exercise Notice accompanied by such aggregate Exercise Price.

(c) Compliance with Laws. No Shares shall be issued pursuant to the exercise of this Option unless such issuance and exercise complies with all relevant provisions of securities law and the requirements of any stock exchange or quotation service upon which the Shares are then listed. Assuming such compliance, for tax purposes the Exercised Shares shall be considered transferred to the Participant on the date the Option is exercised with respect to such Exercised Shares.

(d) Death of Participant. In the event that the Participant ceases to be employed by, or ceases to provide services to, the Company as a result of the Participant’s death, then the Option may be exercised up to twelve months after Participant’s death by the Participant’s designee, provided that such designee has been designated prior to the Participant’s death on a form prescribed by Company; in the absence of any such effective designation, the Option may be exercised by the beneficiary designated by the Participant with the largest beneficial interest; or, if there is no single beneficiary with a majority or plurality of interest, then the Option may be exercised by the then‑acting trustee of the latest revocable trust established by Participant of which Participant was a beneficiary or, if none, by the administrator or executor of the Participant’s estate.

5. Method of Payment. Unless provided otherwise by the Company, in its sole discretion, or in the Appendix, payment of the aggregate Exercise Price shall be by any of the following, or a combination thereof, at the election of the Participant:

(a) cash;

(b) check;

(c) a “broker‑assisted” or “same‑day sale” (as described in Section 11(d) of the Plan); or

(d) other method authorized by the Company.

6. Non‑Transferability of Option. This Option may not be transferred in any manner other than by will or by the laws of descent or distribution or court order and may be exercised during the lifetime of Participant only by the Participant unless otherwise permitted by the Committee on a case‑by‑case basis. The terms of the Plan and this Agreement shall be binding upon the executors, administrators, heirs, successors and assigns of the Participant. For any transfer by will or the laws of descent or distribution or court order to be binding, the transferee must furnish the Company with (A) written notice of his or her status as transferee, (B) a copy of the will and/or such evidence as the Committee may deem necessary to establish the validity of the transfer, and (C) an agreement by the transferee to comply with all the terms and conditions of the Option that are or would be applicable to the Participant and to be bound by the acknowledgments made by the Participant hereunder.

7. Term of Option. This Option shall in any event expire on the expiration date set forth in the Notice, which date is 10 years after the Date of Grant (five years after the Date of Grant if this Option is designated as an ISO in the Notice of Stock Option Grant and Section 5.3 of the Plan applies).

8. Tax Obligations. Participant acknowledges that, regardless of any action taken by the Company or, if different, Participant’s employer (the “Employer”), the ultimate liability for all income tax, social insurance, payroll tax, fringe benefits tax, payment on account or other tax related items related to Participant’s participation in the Plan and legally applicable to Participant (“Tax‑Related Items”), is and remains Participant’s responsibility and may exceed the amount actually withheld by the Company or the Employer. Participant further acknowledges that the Company and/or the Employer (i) make no representations or undertakings regarding the treatment of any Tax‑Related Items in connection with any aspect of the Option, including, but not limited to, the grant, vesting or exercise of the Option, the subsequent sale of Shares acquired pursuant to such exercise and the receipt of any dividends; and (ii) do not commit to and are under no obligation to structure the terms of the grant or any aspect of the Option to reduce or eliminate Participant’s liability for Tax‑Related Items or achieve any particular tax result. Further, if Participant is subject to Tax‑Related Items in more than one jurisdiction between the Date of Grant and the date of any relevant taxable or tax withholding event, as applicable, Participant acknowledges that the Company and/or the Employer (or former employer, as applicable) may be required to withhold or account for Tax‑Related Items in more than one jurisdiction.

Prior to the relevant taxable or tax withholding event, as applicable, Participant agrees to make adequate arrangements satisfactory to the Company and/or the Employer to satisfy all Tax‑Related Items. In this regard, Participant authorizes the Company and/or the Employer, or their respective agents, at their discretion, to satisfy the obligations with regard to all Tax‑Related Items by one or a combination of the following:

(a) withholding from Participant’s wages or other cash compensation paid to Participant by the Company and/or the Employer; or

(b) withholding from proceeds of the sale of Shares acquired at exercise of the Option either through a voluntary sale or through a mandatory sale arranged by the Company (on Participant’s behalf pursuant to this authorization) without further consent.

Depending on the withholding method, the Company may withhold or account for Tax‑Related Items by considering applicable minimum statutory withholding amounts or other applicable withholding rates, including maximum applicable rates, in which case Participant will receive a refund of any over‑withheld amount in cash and will have no entitlement to the Common Stock equivalent.

Finally, Participant agrees to pay to the Company or the Employer any amount of Tax‑Related Items that the Company or the Employer may be required to withhold or account for as a result of Participant’s participation in the Plan that cannot be satisfied by the means previously described. The Company may refuse to issue or deliver the Shares or the proceeds of the sale of Shares if Participant fails to comply with his or her obligations in connection with the Tax‑Related Items.

9. Acknowledgement of Nature of the Grant. The Company and Participant agree that the Option is granted under and governed by this Agreement and by the provisions of the Plan (incorporated herein by reference). Participant acknowledges receipt of a copy of the Plan and the Plan prospectus, represents that Participant has carefully read and is familiar with their provisions and hereby accepts the Option subject to all of the terms and conditions set forth herein and those set forth in the Plan and the Notice. Participant further acknowledges, understands and agrees that:

(a) the Plan is established voluntarily by the Company, it is discretionary in nature, and may be amended, suspended or Terminated by the Company at any time, to the extent permitted by the Plan;

(b) the grant of the Option is voluntary and occasional and does not create any contractual or other right to receive future grants of Options, or benefits in lieu of Options, even if Options have been granted in the past;

(c) all decisions with respect to future Option or other grants, if any, will be at the sole discretion of the Company;

(d) the Option grant and Participant’s participation in the Plan shall not create a right to employment or be interpreted as forming an employment or service contract with the Company, the Employer or any Parent, Subsidiary or affiliate of the Company, and shall not interfere with the ability of the Company, the Employer or any Parent, Subsidiary or affiliate of the Company, as applicable, to terminate Participant’s employment or service relationship (if any);

(e) Participant is voluntarily participating in the Plan;

(f) the Option and any Shares acquired under the Plan are not intended to replace any pension rights or compensation;

(g) the Option and any Shares acquired under the Plan and the income and value of same, are not part of normal or expected compensation for purposes of calculating any severance, resignation, termination, redundancy, dismissal, end‑of‑service payments, bonuses, long‑service awards, pension or retirement or welfare benefits or similar payments;

(h) the future value of the Shares underlying the Option is unknown, indeterminable, and cannot be predicted with certainty;

(i) if the underlying Shares do not increase in value, the Option will have no value;

(j) if Participant exercises the Option and acquires Shares, the value of such Shares of may increase or decrease in value, even below the Exercise Price;

(k) no claim or entitlement to compensation or damages shall arise from forfeiture of the Option resulting from Participant’s Termination (for any reason whatsoever, whether or not later found to be invalid or in breach of employment laws in the jurisdiction where Participant is employed or the terms of Participant’s employment agreement, if any), and in consideration of the grant of the Option to which Participant is otherwise not entitled, Participant irrevocably agrees never to institute any claim against the Company, its Parent, or any of its Subsidiaries or affiliates or the Employer, waives his or her ability, if any, to bring any such claim, and releases the Company, its Parent, Subsidiaries and affiliates and the Employer from any such claim; if, notwithstanding the foregoing, any such claim is allowed by a court of competent jurisdiction, then, by participating in the Plan, Participant shall be deemed irrevocably to have agreed not to pursue such claim and agree to execute any and all documents necessary to request dismissal or withdrawal of such claim;

(l) unless otherwise provided in the Plan or by the Company in its discretion, the Option and the benefits evidenced by this Agreement do not create any entitlement to have the Option or any such benefits transferred to, or assumed by, another company nor to be exchanged, cashed out or substituted for, in connection with any Corporate Transaction affecting the Shares; and

(m) the following additional provisions apply only if Participant is providing services outside the United States:

(i) the Option and the Shares subject to the Option are not part of normal or expected compensation or salary for any purpose;

(ii) Participant acknowledges and agrees that neither the Company, the Employer nor any Parent, Subsidiary or affiliate of the Company shall be liable for any foreign exchange rate fluctuation between Participant’s local currency and the United States Dollar that may affect the value of the Option or of any amounts due to Participant pursuant to the exercise of the Option or the subsequent sale of any Shares acquired upon exercise.

10. No Advice Regarding Grant. The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding Participant’s participation in the Plan, or Participant’s acquisition or sale of the underlying Shares. Participant understands and agrees that Participant should consult with his or her own personal tax, legal and financial advisors regarding his or her participation in the Plan before taking any action related to the Plan.

11. Data Privacy. Participant hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of Participant’s personal data as described in this Agreement and any other Option grant materials by and among, as applicable, the Employer, the Company and its Parent, Subsidiaries and affiliates for the purpose of implementing, administering and managing Participant’s participation in the Plan.

Participant understands that the Company and the Employer may hold certain personal information about Participant, including, but not limited to, Participant’s name, home address, email address, telephone number, date of birth, social insurance number, passport or other identification number, salary, nationality, job title, any Shares or directorships held in the Company, details of all Options or any other entitlement to Shares or equivalent benefits awarded, canceled, exercised, purchased, vested, unvested or outstanding in Participant’s favor (“Data”), for the purpose of implementing, administering and managing the Plan.

Participant understands that Data will be transferred to a designated Plan broker or such other stock plan service provider as may be selected by the Company in the future, which is assisting the Company with the implementation, administration and management of the Plan. Participant understands that the recipients of the Data may be located in the United States or elsewhere, and that the recipient’s country (e.g., the United States) may have different data privacy laws and protections than Participant’s country. Participant understands that if he or she resides outside the United States, he or she may request a list with the names and addresses of any potential recipients of the Data by contacting his or her local human resources representative. Participant authorizes the Company, its designed Plan broker and any other possible recipients which may assist the Company (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing Participant’s participation in the Plan. Participant understands that Data will be held only as long as is necessary to implement, administer and manage Participant’s participation in the Plan. Participant understands that if he or she resides outside the United States, he or she may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing his or her local human resources representative. Further, Participant understands that he or she is providing the consents herein on a purely voluntary basis. If Participant does not consent, or if Participant later seeks to revoke his or her consent, his or her employment status or service with the Employer will not be affected; the only adverse consequence of refusing or withdrawing Participant’s consent is that the Company would not be able to grant Options or other Awards to Participant or administer or maintain such Awards. Therefore, Participant understands that refusing or withdrawing his or her consent may affect Participant’s ability to participate in the Plan. For more information on the consequences of Participant’s refusal to consent or withdrawal of consent, Participant understands that he or she may contact his or her local human resources representative.

12. Entire Agreement; Enforcement of Rights. This Agreement, the Plan and the Notice constitute the entire agreement and understanding of the parties relating to the subject matter herein and supersede all prior discussions between the parties. Any prior agreements, commitments or negotiations concerning the purchase of the Shares hereunder are superseded. Participant acknowledges that a waiver by the Company of breach of any provision of this Agreement shall not operate or be construed as a waiver of any other provision of this Agreement, or of any subsequent breach by Participant or any other Plan participant.

13. Compliance with Laws and Regulations. Notwithstanding any other provision of the Plan or this Agreement, unless there is an available exemption from any registration, qualification or other legal requirement applicable to the Shares, the Company shall not be required to deliver any Shares issuable upon exercise of the Option prior to the completion of any registration or qualification of the Shares under any local, state, federal or foreign securities or exchange control law or under rulings or regulations of the U.S. SEC or of any other governmental regulatory body, or prior to obtaining any approval or other clearance from any local, state, federal or foreign governmental agency, which registration, qualification or approval the Company shall, in its absolute discretion, deem necessary or advisable. Participant understands that the Company is under no obligation to register or qualify the Shares with the SEC or any state or foreign securities commission or to seek approval or clearance from any governmental authority for the issuance or sale of the Shares. Further, Participant agrees that the Company shall have unilateral authority to amend the Plan and the Agreement without Participant’s consent to the extent necessary to comply with securities or other laws applicable to issuance of Shares.

14. Governing Law and Venue; Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision shall be excluded from this Agreement, (ii) the balance of this Agreement shall be interpreted as if such provision were so excluded and (iii) the balance of this Agreement shall be enforceable in accordance with its terms. This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of law. The Option grant and the provisions of this Agreement are governed by, and subject to, the laws of the State of Delaware, without regard to the conflict of law provisions. For purposes of any action, lawsuit or other proceedings brought to enforce this Agreement, relating to it, or arising from it, the parties hereby submit to and consent to the sole and exclusive jurisdiction of the courts of San Mateo County, California, or the federal courts for the United States for the Northern District of California, and no other courts, where this grant is made and/or to be performed.

15. Electronic Delivery and Acceptance. The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means. Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on‑line or electronic system established and maintained by the Company or a third party designated by the Company.

16. Language. Participant acknowledges that Participant is sufficiently proficient in English to understand the terms and conditions of this Agreement. Furthermore, if Participant has received this Agreement, or any other document related to the Option and/or the Plan translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control.

17. Appendix. Notwithstanding any provisions in this Agreement, the Option grant shall be subject to any special terms and conditions set forth in any Appendix to this Agreement for Participant’s country. Moreover, if Participant relocates to one of the countries included in the Appendix, the special terms and conditions for such country will apply to Participant to the extent the Company determines that the application of such terms and conditions is necessary or advisable for legal or administrative reasons. The Appendix constitutes part of this Agreement.

18. Imposition of Other Requirements. The Company reserves the right to impose other requirements on Participant’s participation in the Plan, on the Option and on any Shares acquired upon exercise of the Option, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require Participant to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

By the signature on, or electronic acceptance of, the Notice by each of the Participant and the Company’s representative, Participant and the Company agree that this Option is granted under and governed by the terms and conditions of the Plan, the Notice and this Agreement. Participant has reviewed the Plan, the Notice and this Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing the Notice, and fully understands all provisions of the Plan, the Notice and this Agreement. Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions relating to the Plan, the Notice and the Agreement. Participant further agrees to notify the Company upon any change in the residence address indicated on the Notice.

IMPERVA, INC.

2011 STOCK OPTION AND INCENTIVE PLAN

NOTICE OF STOCK BONUS AWARD

Unless otherwise defined herein, the terms defined in the Imperva, Inc. (the “Company”) 2011 Stock Option and Incentive Plan (the “Plan”) shall have the same meanings in this Notice of Stock Bonus Award (the “Notice”).

Name:
Address:

You (“Participant”) have been granted an award of Shares under the Plan subject to the terms and conditions of the Plan, this Notice, and the attached Stock Bonus Award Agreement (the “Stock Bonus Agreement”) to the Plan.

Number of Shares:
Date of Grant:
Vesting Commencement Date:
Expiration Date:	The date on which all the Shares granted hereunder become vested, with earlier expiration upon the Termination Date
Vesting Schedule:	Subject to the limitations set forth in this Notice, the Plan and the Stock Bonus Agreement, the Shares will vest in accordance with the following schedule: [INSERT VESTING SCHEDULE]

You understand that your employment or consulting relationship or service with the Company is for an unspecified duration, can be terminated at any time (i.e., is “at-will”), and that nothing in this Notice, the Stock Bonus Agreement or the Plan changes the at-will nature of that relationship. You acknowledge that the vesting of the Shares pursuant to this Notice is earned only by continuing service as an Employee, Director or Consultant of the Company. You also understand that this Notice is subject to the terms and conditions of both the Stock Bonus Agreement and the Plan, both of which are incorporated herein by reference. You have read both the Stock Bonus Agreement and the Plan.

PARTICIPANT	IMPERVA, INC.
Signature:	By:
Print Name:	Its:
Date:	Date:

IMPERVA, INC.

2011 STOCK OPTION AND INCENTIVE PLAN

STOCK BONUS AWARD AGREEMENT

Unless otherwise defined herein, the terms defined in the Imperva, Inc. (the “Company”) 2011 Stock Option and Incentive Plan (the “Plan”) shall have the same defined meanings in this Stock Bonus Agreement (the “Agreement”).

Participant has been granted a Stock Bonus Award (“Stock Bonus Award”) subject to the terms, restrictions and conditions of the Plan, the Notice of Stock Bonus Award (the “Notice”) and this Agreement.

1. Issuance. Stock Bonus Awards shall be issued in Shares, and the Company’s transfer agent shall record ownership of such Shares in Participant’s name as soon as reasonably practicable.

2. Stockholder Rights. Participant shall have no right to dividends or to vote Shares until Participant is recorded as the holder of such Shares on the stock records of the Company and its transfer agent.

3. No-Transfer. Unvested Shares, and unvested Stock Bonus Awards, and any interest in either shall not be sold, assigned, transferred, pledged, hypothecated, or otherwise disposed of by Participant or any person whose interest derives from Participant’s interest. “Unvested Shares” are Shares that have not yet vested pursuant to the terms of the vesting schedule set forth in the Notice.

4. Termination. Upon Participant’s Termination for any reason, all Unvested Shares shall immediately be forfeited to the Company, and all rights of Participant to such Unvested Shares shall immediately terminate as of Participant’s Termination Date. In case of any dispute as to whether Termination has occurred, the Committee shall have sole discretion to determine whether such Termination has occurred and the effective date of such Termination.

5. U.S. Tax Consequences. Upon vesting of Shares, Participant will include in taxable income the difference between the fair market value of the vesting Shares, as determined on the date of their vesting, and the price paid for the Shares. This will be treated as ordinary income by Participant and will be subject to withholding by the Company when required by applicable law. Before any Shares subject to this Agreement are issued the Company shall withhold a number of Shares with a fair market value (determined on the date the Shares are issued) equal to the minimum amount the Company is required to withhold for income and employment taxes. Upon disposition of the Shares, any subsequent increase or decrease in value will be treated as short-term or long-term capital gain or loss, depending on whether the Shares are held for more than one year from the date of settlement.

6. Acknowledgement. The Company and Participant agree that the Stock Bonus Award is granted under and governed by the Notice, this Agreement and by the provisions of the Plan (incorporated herein by reference). Participant: (a) acknowledges receipt of a copy of the Plan and the Plan prospectus, (b) represents that Participant has carefully read and is familiar with their provisions, and (c) hereby accepts the Stock Bonus Award subject to all of the terms and conditions set forth herein and those set forth in the Plan, this Agreement and the Notice.

7. Entire Agreement; Enforcement of Rights. This Agreement, the Plan and the Notice constitute the entire agreement and understanding of the parties relating to the subject matter herein and supersede all prior discussions between them. Any prior agreements, commitments or negotiations concerning the purchase of the Shares hereunder are superseded. No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, shall be effective unless in writing and signed by the parties to this Agreement. The failure by either party to enforce any rights under this Agreement shall not be construed as a waiver of any rights of such party.

8. Compliance with Laws and Regulations. The issuance of Shares will be subject to and conditioned upon compliance by the Company and Participant with all applicable state and federal laws and regulations and with all applicable requirements of any stock exchange or automated quotation system on which the Company’s Common Stock may be listed or quoted at the time of such issuance or transfer.

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9. Governing Law; Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (a) such provision shall be excluded from this Agreement, (b) the balance of this Agreement shall be interpreted as if such provision were so excluded, and (c) the balance of this Agreement shall be enforceable in accordance with its terms. This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of California, without giving effect to principles of conflicts of law.

10. No Rights as Employee, Director or Consultant. Nothing in this Agreement shall affect in any manner whatsoever the right or power of the Company, or a Parent or Subsidiary of the Company, to terminate Purchaser’s service, for any reason, with or without cause.

By the signature on, or electronic acceptance of, the Notice by each of the Participant and the Company’s representative, Participant and the Company agree that this Stock Bonus Award is granted under and governed by the terms and conditions of the Plan, the Notice and this Agreement. Participant has reviewed the Plan, the Notice and this Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Agreement, and fully understands all provisions of the Plan, the Notice and this Agreement. Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions relating to the Plan, the Notice and this Agreement. Participant further agrees to notify the Company upon any change in Participant’s residence address.

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IMPERVA, INC.

2011 STOCK OPTION AND INCENTIVE PLAN

NOTICE OF RESTRICTED STOCK AWARD

Unless otherwise defined herein, the terms defined in the Imperva, Inc. (the “Company”) 2011 Stock Option and Incentive Plan (the “Plan”) shall have the same meanings in this Notice of Restricted Stock Award (the “Notice”).

Name:
Address:

You (“Participant”) have been granted an award of Restricted Shares of Common Stock of Imperva, Inc. (the “Company”) under the Plan subject to the terms and conditions of the Plan, this Notice and the attached Restricted Stock Agreement (the “Restricted Stock Purchase Agreement”).

Total Number of Restricted Shares Awarded:
Fair Market Value per Restricted Share:	$
Total Fair Market Value of Award:	$
Purchase Price per Restricted Share:	$
Total Purchase Price for all Restricted Shares:	$
Date of Grant:
Vesting Commencement Date:

Vesting Schedule: Subject to the limitations set forth in this Notice, the Plan and the Restricted Stock Purchase Agreement, the Restricted Shares will vest and the right of repurchase shall lapse, in whole or in part, in accordance with the following schedule: [INSERT VESTING SCHEDULE]

You understand that your employment or consulting relationship with the Company is for an unspecified duration, can be terminated at any time (i.e., is “at-will”), and that nothing in this Notice, the Restricted Stock Agreement or the Plan changes the at-will nature of that relationship. You acknowledge that the vesting of the Restricted Shares pursuant to this Notice is earned only by continuing service as an Employee, Director or Consultant of the Company. You also understand that this Notice is subject to the terms and conditions of both the Restricted Stock Agreement and the Plan, both of which are incorporated herein by reference. You have read both the Restricted Stock Agreement and the Plan. If the Restricted Stock Purchase Agreement is not executed or accepted electronically by you within thirty (30) days of the Date of Grant above, then this grant shall be void.

RECIPIENT	IMPERVA, INC.

Signature:	By:
Print Name:	Its:
Date:	Date:

IMPERVA, INC.

2011 STOCK OPTION AND INCENTIVE PLAN

RESTRICTED STOCK AGREEMENT

THIS RESTRICTED STOCK AGREEMENT (this “Agreement”) is made as of             , 20         by and between Imperva, Inc., a Delaware corporation (the “Company”), and                     (“Participant”) pursuant to the Company’s 2011 Stock Option and Incentive Plan (the “Plan”). Unless otherwise defined herein, the terms defined in the Plan shall have the same meanings in this Agreement.

1. Sale of Stock. Subject to the terms and conditions of this Agreement, on the Purchase Date (as defined below) the Company will issue and sell to Participant, and Participant agrees to purchase from the Company the number of Shares shown on the Notice of Restricted Stock Award (the “Notice”) at a purchase price of $            per Share. The per Share purchase price of the Shares shall be not less than the par value of the Shares as of the date of the offer of such Shares to the Participant. The term “Shares” refers to the purchased Shares and all securities received in replacement of or in connection with the Shares pursuant to stock dividends or splits, all securities received in replacement of the Shares in a recapitalization, merger, reorganization, exchange or the like, and all new, substituted or additional securities or other properties to which Participant is entitled by reason of Participant’s ownership of the Shares.

2. Time and Place of Purchase. The purchase and sale of the Shares under this Agreement shall occur at the principal office of the Company simultaneously with the execution of this Agreement by the parties, or on such other date as the Company and Participant shall agree (the “Purchase Date”). On the Purchase Date, the Company will issue in Participant’s name a stock certificate representing the Shares to be purchased by Participant against payment of the purchase price therefor by Participant by (a) check made payable to the Company, (b) cancellation of indebtedness of the Company to Participant, (c) Participant’s personal services that the Committee has determined have already been rendered to the Company and have a value not less than aggregate par value of the Shares to be issued Participant, or (d) a combination of the foregoing.

3. Restrictions on Resale. By signing this Agreement, Participant agrees not to sell any Shares acquired pursuant to the Plan and this Agreement at a time when applicable laws, regulations or Company or underwriter trading policies prohibit exercise or sale. This restriction will apply as long as Participant is providing service to the Company or a Subsidiary of the Company.

3.1 Repurchase Right on Termination Other Than for Cause. For the purposes of this Agreement, a “Repurchase Event” shall mean an occurrence of one of the following:

(i) termination of Participant’s service, whether voluntary or involuntary and with or without cause;

(ii) resignation, retirement or death of Participant; or

(iii) any attempted transfer by Participant of the Shares, or any interest therein, in violation of this Agreement.

Upon the occurrence of a Repurchase Event, the Company shall have the right (but not an obligation) to purchase the Shares of Participant at a price equal to the Purchase Price per Share (the “Repurchase Right”). The Repurchase Right shall lapse in accordance with the vesting schedule set forth in the Notice. For purposes of this Agreement, “Unvested Shares” means Stock pursuant to which the Company’s Repurchase Right has not lapsed.

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3.2 Exercise of Repurchase Right. Unless the Company provides written notice to Participant within 90 days from the date of termination of Participant’s service to the Company that the Company does not intend to exercise its Repurchase Right with respect to some or all of the Unvested Shares, the Repurchase Right shall be deemed automatically exercised by the Company as of the 90th day following such termination, provided that the Company may notify Participant that it is exercising its Repurchase Right as of a date prior to such 90th day. Unless Participant is otherwise notified by the Company pursuant to the preceding sentence that the Company does not intend to exercise its Repurchase Right as to some or all of the Unvested Shares, execution of this Agreement by Participant constitutes written notice to Participant of the Company’s intention to exercise its Repurchase Right with respect to all Unvested Shares to which such Repurchase Right applies at the time of Termination of Participant. The Company, at its choice, may satisfy its payment obligation to Participant with respect to exercise of the Repurchase Right by either (a) delivering a check to Participant in the amount of the purchase price for the Unvested Shares being repurchased, or (b) in the event Participant is indebted to the Company, canceling an amount of such indebtedness equal to the purchase price for the Unvested Shares being repurchased, or (c) by a combination of (a) and (b) so that the combined payment and cancellation of indebtedness equals such purchase price. In the event of any deemed automatic exercise of the Repurchase Right by canceling an amount of such indebtedness equal to the purchase price for the Unvested Shares being repurchased, such cancellation of indebtedness shall be deemed automatically to occur as of the 90th day following termination of Participant’s employment or consulting relationship unless the Company otherwise satisfies its payment obligations. As a result of any repurchase of Unvested Shares pursuant to the Repurchase Right, the Company shall become the legal and beneficial owner of the Unvested Shares being repurchased and shall have all rights and interest therein or related thereto, and the Company shall have the right to transfer to its own name the number of Unvested Shares being repurchased by the Company, without further action by Participant.

3.3 Acceptance of Restrictions. Acceptance of the Shares shall constitute Participant’s agreement to such restrictions and the legending of his or her certificates with respect thereto. Notwithstanding such restrictions, however, so long as Participant is the holder of the Shares, or any portion thereof, he or she shall be entitled to receive all dividends declared on and to vote the Shares and to all other rights of a stockholder with respect thereto.

3.4 Non-Transferability of Unvested Shares. In addition to any other limitation on transfer created by applicable securities laws or any other agreement between the Company and Participant, Participant may not transfer any Unvested Shares, or any interest therein, unless consented to in writing by a duly authorized representative of the Company. Any purported transfer is void and of no effect, and no purported transferee thereof will be recognized as a holder of the Unvested Shares for any purpose whatsoever. Should such a transfer purport to occur, the Company may refuse to carry out the transfer on its books, set aside the transfer, or exercise any other legal or equitable remedy. In the event the Company consents to a transfer of Unvested Shares, all transferees of Shares or any interest therein will receive and hold such Shares or interest subject to the provisions of this Agreement, including, insofar as applicable, the Repurchase Right. In the event of any purchase by the Company hereunder where the Shares or interest are held by a transferee, the transferee shall be obligated, if requested by the Company, to transfer the Shares or interest to the Participant for consideration equal to the amount to be paid by the Company hereunder. In the event the Repurchase Right is deemed exercised by the Company, the Company may deem any transferee to have transferred the Shares or interest to Participant prior to their purchase by the Company, and payment of the purchase price by the Company to such transferee shall be deemed to satisfy Participant’s obligation to pay such transferee for such Shares or interest, and also to satisfy the Company’s obligation to pay Participant for such Shares or interest.

3.5 Assignment. The Repurchase Right may be assigned by the Company in whole or in part to any persons or organization.

4. Restrictive Legends and Stop Transfer Orders.

4.1 Legends. The certificate or certificates representing the Shares shall bear the following legend (as well as any legends required by applicable state and federal corporate and securities laws):

THE SHARES REPRESENTED BY THIS CERTIFICATE MAY BE TRANSFERRED ONLY IN ACCORDANCE WITH THE TERMS OF AN AGREEMENT BETWEEN THE COMPANY AND THE STOCKHOLDER, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY.

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4.2 Stop-Transfer Notices. Participant agrees that, in order to ensure compliance with the restrictions referred to herein, the Company may issue appropriate “stop transfer” instructions to its transfer agent, if any, and that, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.

4.3 Refusal to Transfer. The Company shall not be required (i) to transfer on its books any Shares that have been sold or otherwise transferred in violation of any of the provisions of this Agreement or (ii) to treat as the owner or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such Shares shall have been so transferred.

5. No Rights as Employee, Director or Consultant. Nothing in this Agreement shall affect in any manner whatsoever the right or power of the Company, or a Parent or Subsidiary of the Company, to terminate Participant’s service, for any reason, with or without cause.

6. Miscellaneous.

6.1 Acknowledgement. The Company and Participant agree that the Restricted Shares are granted under and governed by the Notice, this Agreement and by the provisions of the Plan (incorporated herein by reference). Participant: (a) acknowledges receipt of a copy of the Plan and the Plan prospectus, (b) represents that Participant has carefully read and is familiar with their provisions, and (c) hereby accepts the Restricted Shares subject to all of the terms and conditions set forth herein and those set forth in the Plan and the Notice.

6.2 Entire Agreement; Enforcement of Rights. This Agreement, the Plan and the Notice constitute the entire agreement and understanding of the parties relating to the subject matter herein and supersede all prior discussions between them. Any prior agreements, commitments or negotiations concerning the purchase of the Shares hereunder are superseded. No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, shall be effective unless in writing and signed by the parties to this Agreement. The failure by either party to enforce any rights under this Agreement shall not be construed as a waiver of any rights of such party.

6.3 Compliance with Laws and Regulations. The issuance of Shares will be subject to and conditioned upon compliance by the Company and Participant with all applicable state and federal laws and regulations and with all applicable requirements of any stock exchange or automated quotation system on which the Company’s Common Stock may be listed or quoted at the time of such issuance or transfer.

6.4 Governing Law; Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (a) such provision shall be excluded from this Agreement, (b) the balance of this Agreement shall be interpreted as if such provision were so excluded and (c) the balance of this Agreement shall be enforceable in accordance with its terms. This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of California, without giving effect to principles of conflicts of law.

6.5 Construction. This Agreement is the result of negotiations between and has been reviewed by each of the parties hereto and their respective counsel, if any; accordingly, this Agreement shall be deemed to be the product of all of the parties hereto, and no ambiguity shall be construed in favor of or against any one of the parties hereto.

6.6 Notices. Any notice to be given under the terms of the Plan shall be addressed to the Company in care of its principal office, and any notice to be given to the Participant shall be addressed to such Participant at the address maintained by the Company for such person or at such other address as the Participant may specify in writing to the Company.

6.7 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall he deemed an original and all of which together shall constitute one instrument.

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6.8 U.S. Tax Consequences. Upon vesting of Shares, Participant will include in taxable income the difference between the fair market value of the vesting Shares, as determined on the date of their vesting, and the price paid for the Shares. This will be treated as ordinary income by Participant and will be subject to withholding by the Company when required by applicable law. In the absence of an Election (defined below), the Company shall withhold a number of vesting Shares with a fair market value (determined on the date of their vesting) equal to the minimum amount the Company is required to withhold for income and employment taxes. If Participant makes an Election, then Participant must, prior to making the Election, pay in cash (or check) to the Company an amount equal to the amount the Company is required to withhold for income and employment taxes.

7. Section 83(b) Election. Participant hereby acknowledges that he or she has been informed that, with respect to the purchase of the Shares, an election may be filed by the Participant with the Internal Revenue Service, within 30 days of the purchase of the Shares, electing pursuant to Section 83(b) of the Code to be taxed currently on any difference between the purchase price of the Shares and their Fair Market Value on the date of purchase (the “Election”). Making the Election will result in recognition of taxable income to the Participant on the date of purchase, measured by the excess, if any, of the Fair Market Value of the Shares over the purchase price for the Shares. Absent such an Election, taxable income will be measured and recognized by Participant at the time or times on which the Company’s Repurchase Right lapses. Participant is strongly encouraged to seek the advice of his or her own tax consultants in connection with the purchase of the Shares and the advisability of filing of the Election. PARTICIPANT ACKNOWLEDGES THAT IT IS SOLELY PARTICIPANT’S RESPONSIBILITY, AND NOT THE COMPANY’S RESPONSIBILITY, TO TIMELY FILE THE ELECTION UNDER SECTION 83(b) OF THE CODE, EVEN IF PARTICIPANT REQUESTS THE COMPANY, OR ITS REPRESENTATIVE, TO MAKE THIS FILING ON PARTICIPANT’S BEHALF.

The parties have executed or electronically accepted this Agreement as of the date first set forth above.

IMPERVA, INC.
By:

Its:

RECIPIENT:

Signature

Please Print Name

4

RECEIPT

Imperva, Inc. hereby acknowledges receipt of (check as applicable):

☐  A check in the amount of $

☐  The cancellation of indebtedness in the amount of $

given by                 as consideration for Certificate No. -            for             shares of Common Stock of Imperva, Inc.

Dated:

IMPERVA, INC.

By:
Its:

RECEIPT AND CONSENT

The undersigned Participant hereby acknowledges receipt of a photocopy of Certificate No. -              for              shares of Common Stock of Imperva, Inc. (the “Company”)

The undersigned further acknowledges that the Secretary of the Company, or his or her designee, is acting as escrow holder pursuant to the Restricted Stock Agreement that Participant has previously entered into with the Company. As escrow holder, the Secretary of the Company, or his or her designee, holds the original of the aforementioned certificate issued in the undersigned’s name. To facilitate any transfer of Shares to the Company pursuant to the Restricted Stock Agreement, Participant has executed the attached Assignment Separate from Certificate.

Dated:
Signature:
Please Print Name:

STOCK POWER AND ASSIGNMENT

SEPARATE FROM STOCK CERTIFICATE

FOR VALUE RECEIVED and pursuant to that certain Restricted Stock Agreement dated as of             ,             , [COMPLETE AT THE TIME OF PURCHASE] (the “Agreement”), the undersigned Participant hereby sells, assigns and transfers unto             ,             shares of the Common Stock $0.0001, par value per share, of Imperva, Inc., a Delaware corporation (the “Company”), standing in the undersigned’s name on the books of the Company represented by Certificate No(s).              [COMPLETE AT THE TIME OF PURCHASE]  delivered herewith, and does hereby irrevocably constitute and appoint the Secretary of the Company as the undersigned’s attorney-in-fact, with full power of substitution, to transfer said stock on the books of the Company. THIS ASSIGNMENT MAY ONLY BE USED AS AUTHORIZED BY THE AGREEMENT AND ANY EXHIBITS THERETO.

Dated:             ,

PARTICIPANT

(Signature)

(Please Print Name)

Instructions to Participant: Please do not fill in any blanks other than the signature line. The purpose of this document is to enable the Company and/or its assignee(s) to acquire the shares upon exercise of its “Repurchase Right” set forth in the Agreement without requiring additional action by the Participant.

IMPERVA, INC.

2011 STOCK OPTION AND INCENTIVE PLAN

NOTICE OF PERFORMANCE SHARES AWARD

Unless otherwise defined herein, the terms defined in the Imperva, Inc. (the “Company”) 2011 Stock Option and Incentive Plan (the “Plan”) shall have the same meanings in this Notice of Performance Shares Award (the “Notice”).

Name:
Address:

You (“Participant”) have been granted an award of Performance Shares under the Plan subject to the terms and conditions of the Plan, this Notice and the attached Performance Shares Award Agreement (hereinafter “Performance Shares Agreement” ).

Number of Shares:
Date of Grant:
Vesting Commencement Date:
Expiration Date:	The date on which all the Shares granted hereunder become vested, with earlier expiration upon the Termination Date
Vesting Schedule:	Subject to the limitations set forth in this Notice, the Plan and the Performance Shares Agreement, the Shares will vest in accordance with the following schedule: [INSERT VESTING SCHEDULE]

You understand that your employment or consulting relationship or service with the Company is for an unspecified duration, can be terminated at any time (i.e., is “at-will”), and that nothing in this Notice, the Performance Shares Agreement or the Plan changes the at-will nature of that relationship. You acknowledge that the vesting pursuant to this Notice is earned only upon the applicable certification of attainment of the requisite Performance Factors enumerated above while still in service as an Employee, Director or Consultant of the Company. You also understand that this Notice is subject to the terms and conditions of both the Performance Shares Award Agreement and the Plan, both of which are incorporated herein by reference. You also have read both the Performance Shares Agreement and the Plan.

PARTICIPANT	IMPERVA, INC.

Signature:	By:
Print Name:	Its:
Date:	Date:

IMPERVA, INC.

2011 STOCK OPTION AND INCENTIVE PLAN

PERFORMANCE SHARES AGREEMENT

Unless otherwise defined herein, the terms defined in the Imperva, Inc. (the “Company”) 2011 Stock Option and Incentive Plan (the “Plan”) shall have the same defined meanings in this Performance Shares Agreement (the “ Agreement ”).

Participant has been granted a Performance Shares Award (“Performance Shares Award”) subject to the terms, restrictions and conditions of the Plan, the Notice of Performance Shares Award (“Notice”) and this Agreement.

1. Settlement. Performance Shares shall be settled in Shares and the Company’s transfer agent shall record ownership of such Shares in Participant’s name as soon as reasonably practicable after achievement of the Performance Factors enumerated in the Notice.

2. Stockholder Rights. Participant shall have no right to dividends or to vote Shares until Participant is recorded as the holder of such Shares on the stock records of the Company and its transfer agent.

3. No-Transfer. Participant’s interest in this Performance Shares Award shall not be sold, assigned, transferred, pledged, hypothecated, or otherwise disposed of.

4. Termination. Upon Participant’s Termination for any reason, all of Participant’s rights under the Plan, this Agreement and the Notice in respect of this Award shall immediately terminate. In case of any dispute as to whether Termination has occurred, the Committee shall have sole discretion to determine whether such Termination has occurred and the effective date of such Termination.

5. U.S. Tax Consequences. Participant acknowledges that there will be tax consequences upon issuance of the Shares, and Participant should consult a tax adviser regarding Participant’s tax obligations prior to such settlement or disposition. Upon vesting of the Shares, Participant will include in income the fair market value of the Shares. The included amount will be treated as ordinary income by Participant and will be subject to withholding by the Company when required by applicable law. Before any Shares subject to this Agreement are issued the Company shall withhold a number of Shares with a fair market value (determined on the date the Shares are issued) equal to the minimum amount the Company is required to withhold for income and employment taxes. Upon disposition of the Shares, any subsequent increase or decrease in value will be treated as short-term or long-term capital gain or loss, depending on whether the Shares are held for more than one year from the date of issuance.

6. Acknowledgement. The Company and Participant agree that the Performance Shares Award is granted under and governed by the Notice, this Agreement and by the provisions of the Plan (incorporated herein by reference). Participant: (a) acknowledges receipt of a copy of the Plan and the Plan prospectus, (b) represents that Participant has carefully read and is familiar with their provisions, and (c) hereby accepts the Performance Shares Award subject to all of the terms and conditions set forth herein and those set forth in the Plan, this Agreement and the Notice.

7. Entire Agreement; Enforcement of Rights. This Agreement, the Plan and the Notice constitute the entire agreement and understanding of the parties relating to the subject matter herein and supersede all prior discussions between them. Any prior agreements, commitments or negotiations concerning the purchase of the Shares hereunder are superseded. No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, shall be effective unless in writing and signed by the parties to this Agreement. The failure by either party to enforce any rights under this Agreement shall not be construed as a waiver of any rights of such party.

8. Compliance with Laws and Regulations. The issuance of Shares will be subject to and conditioned upon compliance by the Company and Participant with all applicable state and federal laws and regulations and with all applicable requirements of any stock exchange or automated quotation system on which the Company’s Common Stock may be listed or quoted at the time of such issuance or transfer.

9. Governing Law; Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (a) such provision shall be excluded from this Agreement, (b) the balance of this Agreement shall be interpreted as if such provision were so excluded and (c) the balance of this Agreement shall be enforceable in accordance with its terms. This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of California, without giving effect to principles of conflicts of law.

10. No Rights as Employee, Director or Consultant. Nothing in this Agreement shall affect in any manner whatsoever the right or power of the Company, or a Parent or Subsidiary of the Company, to terminate Purchaser ’ s service, for any reason, with or without cause.

By the signature on, or electronic acceptance of, the Notice by each of the Participant and the Company’s representative, Participant and the Company agree that this Performance Shares Award is granted under and governed by the terms and conditions of the Plan, the Notice and this Agreement. Participant has reviewed the Plan, the Notice and this Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Agreement, and fully understands all provisions of the Plan, the Notice and this Agreement. Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions relating to the Plan, the Notice and this Agreement. Participant further agrees to notify the Company upon any change in Participant’s residence address.

IMPERVA, INC.

2011 STOCK OPTION AND INCENTIVE PLAN

NOTICE OF STOCK APPRECIATION RIGHT AWARD

Unless otherwise defined herein, the terms defined in the Imperva, Inc. (the “Company”) 2011 Stock Option and Incentive Plan (the “Plan”) shall have the same meanings in this Notice of Stock Appreciation Right Award (the “Notice”).

Name:
Address:

You (“Participant”) have been granted an award of Stock Appreciation Rights (“SARs”) of the Company under the Plan subject to the terms and conditions of the Plan, this Notice and the Stock Appreciation Right Award Agreement (the “SAR Agreement”).

Date of Grant:
Vesting Commencement Date:
Fair Market Value on Date of Grant:
Total Number of Shares:
Expiration Date:

Post-Termination Exercise Period:	Termination for Cause = None
Voluntary Termination = 3 Months
Termination without Cause = 3 Months
Disability = 12 Months
Death = 12 Months

Vesting Schedule:

Subject to the limitations set forth in this Notice, the Plan and the Stock Appreciation Right Agreement, the SAR will vest and may be exercised, in whole or in part, in accordance with the following schedule:  [INSERT VESTING SCHEDULE]

You understand that your employment or consulting relationship or service with the Company is for an unspecified duration, can be terminated at any time (i.e., is “at-will”), and that nothing in this Notice, the SAR Agreement or the Plan changes the at-will nature of that relationship. You acknowledge that the vesting of the SARs pursuant to this Notice is earned only by continuing service as an Employee, Director or Consultant of the Company. You also understand that this Notice is subject to the terms and conditions of both the SAR Agreement and the Plan, both of which are incorporated herein by reference. You have read both the SAR Agreement and the Plan.

PARTICIPANT	IMPERVA, INC.

Signature:	By:
Print Name:	Its:
Date:	Date:

IMPERVA, INC.

2011 STOCK OPTION AND INCENTIVE PLAN

STOCK APPRECIATION RIGHT AWARD AGREEMENT

Unless otherwise defined herein, the terms defined in the Imperva, Inc. (the “Company”) 2011 Stock Option and Incentive Plan (the “Plan”) shall have the same meanings in this Stock Appreciation Right Award Agreement (the “Agreement”).

Participant has been granted Stock Appreciation Rights (“SARs”), subject to the terms and conditions of the Plan, the Notice of Stock Appreciation Right Award (the “Notice”) and this Agreement.

1. Vesting Rights. Subject to the applicable provisions of the Plan and this Agreement, this SAR may be exercised, in whole or in part, in accordance with the schedule set forth in the Notice.

2. Termination Period.

(a) General Rule. Except as provided below, and subject to the Plan, this SAR may be exercised for 3 months after Participant’s Termination. In no event shall this SAR be exercised later than the Expiration Date set forth in the Notice.

(b) Death; Disability. Unless provided otherwise in the Notice, upon Participant’s Termination by reason of his or her Disability or death, or if a Participant dies within three months of the Termination Date, this SAR may be exercised for twelve months, provided that in no event shall this SAR be exercised later than the Expiration Date set forth in the Notice.

(c) Cause. Upon Participant’s Termination for Cause, the SAR shall expire on such date of Participant’s Termination Date.

3. Grant of SAR. The Participant named in the Notice has been granted a SAR for the number of Shares set forth in the Notice at the fair market value set forth in the Notice. In the event of a conflict between the terms and conditions of the Plan and the terms and conditions of this Agreement, the terms and conditions of the Plan shall prevail.

4. Exercise of SAR.

(a) Right to Exercise. This SAR is exercisable during its term in accordance with the Vesting Schedule set forth in the Notice and the applicable provisions of the Plan and this Agreement. In the event of Participant’s death, Disability, Termination for Cause or other Termination, the exercisability of the SAR is governed by the applicable provisions of the Plan, the Notice and this Agreement.

(b) Method of Exercise. This SAR is exercisable by delivery of an exercise notice (the “Exercise Notice”), which shall state the election to exercise the SAR, the number of SARS to be exercised (the “Exercised SARs”), and such other representations and agreements as may be required by the Company pursuant to the provisions of the Plan. The Exercise Notice shall be delivered in person, by mail, via electronic mail or facsimile or by other authorized method to the Secretary of the Company or other person designated by the Company. This SAR shall be deemed to be exercised upon receipt by the Company of such fully executed Exercise Notice.

(c) No Shares shall be issued pursuant to the exercise of this SAR unless such issuance and exercise complies with all relevant provisions of law and the requirements of any stock exchange or quotation service upon which the Shares are then listed. Assuming such compliance, for income tax purposes the Exercised Shares shall be considered transferred to the Participant on the date the SAR is exercised with respect to such Exercised Shares.

5. Non-Transferability of SAR. This SAR may not be transferred in any manner other than by will or by the laws of descent or distribution or court order and may be exercised during the lifetime of Participant only by the Participant unless otherwise permitted by the Committee on a case-by-case basis. The terms of the Plan and this Agreement shall be binding upon the executors, administrators, heirs, successors and assigns of the Participant.

6. Term of SAR. This SAR shall in any event expire on the expiration date set forth in the Notice, which date is 10 years after the Date of Grant.

7. U.S. Tax Consequences. For Participants subject to U.S. income tax, some of the federal tax consequences relating to this SAR, as of the date of this SAR, are set forth below. All other Participants should consult a tax advisor for tax consequences relating to this SAR in their respective jurisdiction. THIS SUMMARY IS NECESSARILY INCOMPLETE, AND THE TAX LAWS AND REGULATIONS ARE SUBJECT TO CHANGE. THE PARTICIPANT SHOULD CONSULT A TAX ADVISER BEFORE EXERCISING THIS SAR. The Participant will incur federal ordinary income tax liability upon exercise of the SAR. The Participant will be treated as having received compensation income (taxable at ordinary income tax rates) equal to the excess, if any, of the Fair Market Value of the Exercised Shares on the date of exercise over their Fair Market Value on the date of grant. If the Participant is an Employee or a former Employee, the Company will be required to withhold from his or her compensation an amount equal to the minimum amount the Company is required to withhold for income and employment taxes or collect from Participant and pay to the applicable taxing authorities an amount in cash equal to a percentage of this compensation income at the time of exercise, and may refuse to honor the exercise and refuse to deliver Shares if such withholding amounts are not delivered at the time of exercise. If the Participant holds the Shares received upon exercise of the SAR for at least one year, any gain realized on disposition of the Shares will be treated as long-term capital gain for federal income tax purposes.

8. Acknowledgement. The Company and Participant agree that the SAR is granted under and governed by the Notice, this Agreement and the provisions of the Plan (incorporated herein by reference). Participant: (a) acknowledges receipt of a copy of the Plan and the Plan prospectus, (b) represents that Participant has carefully read and is familiar with their provisions, and (c) hereby accepts the SAR subject to all of the terms and conditions set forth herein and those set forth in the Plan and the Notice.

9. Entire Agreement; Enforcement of Rights. This Agreement, the Plan and the Notice constitute the entire agreement and understanding of the parties relating to the subject matter herein and supersede all prior discussions between them. Any prior agreements, commitments or negotiations concerning the purchase of the Shares hereunder are superseded. No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, shall be effective unless in writing and signed by the parties to this Agreement. The failure by either party to enforce any rights under this Agreement shall not be construed as a waiver of any rights of such party.

10. Compliance with Laws and Regulations. The issuance of Shares will be subject to and conditioned upon compliance by the Company and Participant with all applicable state and federal laws and regulations and with all applicable requirements of any stock exchange or automated quotation system on which the Company’s Common Stock may be listed or quoted at the time of such issuance or transfer.

11. Governing Law; Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision shall be excluded from this Agreement, (ii) the balance of this Agreement shall be interpreted as if such provision were so excluded and (iii) the balance of this Agreement shall be enforceable in accordance with its terms. This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of California, without giving effect to principles of conflicts of law.

12. No Rights as Employee, Director or Consultant. Nothing in this Agreement shall affect in any manner whatsoever the right or power of the Company, or a Parent or Subsidiary of the Company, to terminate Participant’s service, for any reason, with or without cause.

By the signature on, or electronic acceptance of, the Notice by each of the Participant and the Company’s representative, Participant and the Company agree that this SAR is granted under and governed by the terms and conditions of the Plan, the Notice and this Agreement. Participant has reviewed the Plan, the Notice and this Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing or electronically accepting the Notice, and fully understands all provisions of the Plan, the Notice and this Agreement. Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions relating to the Plan, the Notice and the Agreement. Participant further agrees to notify the Company upon any change in the residence address indicated on the Notice.